
                                                                   EXHIBIT 10.18

                                  OFFICE LEASE

                                 BOULDER TOWERS
                               1437 South Boulder
                                 Tulsa, OK 74119

                                     between

                                   K/B FUND IV

                                  ("Landlord")

                                       and

                             HELMERICH & PAYNE, INC.

                                   ("Tenant")

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                                TABLE OF CONTENTS

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ARTICLE ONE - LEASE OF PREMISES.................................................................................    1

         Section 1.01          Lease of Premises................................................................    1

ARTICLE TWO - TERM..............................................................................................    2

         Section 2.01          Initial Term.....................................................................    2

         Section 2.02          Renewal Term.....................................................................    2

         Section 2.03          Term of this Lease...............................................................    3

ARTICLE THREE - TERM COMMENCEMENT DATE..........................................................................    3

         Section 3.01          Term Commencement Date...........................................................    3

ARTICLE FOUR - RENTAL...........................................................................................    5

         Section 4.01          Annual Rental....................................................................    5

         Section 4.02          Additional Rental................................................................    6

         Section 4.03          Real Estate Taxes, Assessed Valuation............................................    8

ARTICLE FIVE - SERVICES.........................................................................................    8

         Section 5.01          Standard of Operations...........................................................    8

         Section 5.02          Heating, Ventilating and Air Conditioning........................................    9

         Section 5.03          Electrical Service...............................................................   10

         Section 5.04          Elevators........................................................................   10

         Section 5.05          Light Bulbs and Water............................................................   11

         Section 5.06          Access Control...................................................................   11

         Section 5.07          Janitorial Services..............................................................   12

         Section 5.08          Interruption of Building Services................................................   12

         Section 5.09          Personnel........................................................................   14

         Section 5.10          Insurance........................................................................   14

         Section 5.11          Landlord's Insurance.............................................................   16

ARTICLE SIX - TENANT'S PARKING..................................................................................   18

         Section 6.01          Tenant's Parking.................................................................   18

ARTICLE SEVEN - USE AND ACCESS..................................................................................   21

         Section 7.01          Use..............................................................................   21

         Section 7.02          Environmental....................................................................   21

         Section 7.03          Access...........................................................................   24

         Section 7.04          Storage Space....................................................................   24
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                                TABLE OF CONTENTS
                                   (continued)

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         Section 7.05          Building Directory...............................................................   24

         Section 7.06          Tenant Interior Signage..........................................................   25

ARTICLE EIGHT - REPAIRS AND MAINTENANCE.........................................................................   25

         Section 8.01          Landlord's obligation to Repair and Maintain.....................................   25

         Section 8.02          Tenant's obligations.............................................................   25

ARTICLE NINE - FIRE AND CASUALTY................................................................................   26

         Section 9.01          Damage or Destruction............................................................   26

         Section 9.02          Waiver of Subrogation Rights.....................................................   28

ARTICLE TEN - LIABILITY.........................................................................................   29

         Section 10.01         Indemnity by Tenant..............................................................   29

         Section 10.02         Indemnity by Landlord............................................................   29

         Section 10.03         Disclaimer of Consequential Damage...............................................   29

ARTICLE ELEVEN - ALTERATIONS AND FIXTURES.......................................................................   30

         Section 11.01         Alterations by Tenant and Landlord...............................................   30

         Section 11.02         Tenant's Property................................................................   31

ARTICLE TWELVE - CONDEMNATION...................................................................................   31

         Section 12.01         Total Taking.....................................................................   31

         Section 12.02         Partial Taking...................................................................   31

         Section 12.03         Claims of Landlord and Tenant....................................................   32

         Section 12.04         Distribution of the Award........................................................   33

         Section 12.05         Temporary Taking of Premises.....................................................   33

         Section 12.06         Landlord's Obligation to Restore.................................................   33

ARTICLE THIRTEEN - REMEDIES AND DEFAULTS........................................................................   34

         Section 13.01         Default by Tenant................................................................   34

         Section 13.02         Default by Landlord..............................................................   35

ARTICLE FOURTEEN - BANKRUPTCY...................................................................................   35

         Section 14.01         Bankruptcy by Tenant.............................................................   35

ARTICLE FIFTEEN - COMPLIANCE WITH LAWS..........................................................................   36

         Section 15.01         Tenant's Compliance with Laws....................................................   36

         Section 15.02         Landlord's Compliance with Laws..................................................   36

ARTICLE SIXTEEN - ASSIGNMENT AND SUBLETTING.....................................................................   36
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                                TABLE OF CONTENTS
                                   (continued)

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         Section 16.01         Assignment and Subletting by Tenant..............................................   36

         Section 16.02         Assignment by Landlord...........................................................   37

         Section 16.03         No Personal Liability............................................................   37

ARTICLE SEVENTEEN - LANDLORD'S ACCESS...........................................................................   37

         Section 17.01         Landlord's Right to Use Certain Facilities.......................................   38

         Section 17.02         Data Center Space................................................................   38

         Section 17.03         Other Data Center Space Renovations..............................................   38

         Section 17.04         Emergency Main Frame.............................................................   39

         Section 17.05         Generator........................................................................   39

         Section 17.06         Landlord's Access to Premises....................................................   39

ARTICLE EIGHTEEN - NAME OF BUILDING AND TENANTS EXTERIOR SIGNAGE................................................   40

         Section 18.01         Name.............................................................................   40

ARTICLE NINETEEN - QUIET ENJOYMENT..............................................................................   40

         Section 19.01         Landlord's Covenant of Quiet Enjoyment...........................................   40

ARTICLE TWENTY - NON-WAIVER.....................................................................................   40

         Section 20.01         Non-Waiver By Either Party.......................................................   40

ARTICLE TWENTY-ONE - NOTICES....................................................................................   40

         Section 21.01         Notices to Landlord or Tenant....................................................   40

ARTICLE TWENTY-TWO - PARTIAL INVALIDITY.........................................................................   41

         Section 22.01         Severability Clause..............................................................   41

ARTICLE TWENTY-THREE - BROKERAGE................................................................................   42

         Section 23.01         Brokerage........................................................................   42

ARTICLE TWENTY-FOUR - SUBORDINATION, NONDISTURBANCE.............................................................   42

         Section 24.01         Subordination....................................................................   42

         Section 24.02         Nondisturbance...................................................................   42

ARTICLE TWENTY-FIVE - RULES AND REGULATIONS.....................................................................   42

         Section 25.01         General..........................................................................   42

ARTICLE TWENTY-SIX - MISCELLANEOUS..............................................................................   43

         Section 26.01         Certain Miscellaneous Provisions.................................................   43

         Section 26.02         Holding Over.....................................................................   43
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                                      -iii-

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                                TABLE OF CONTENTS
                                   (continued)

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         Section 26.03         Estoppel Certificate.............................................................   43

         Section 26.04         Attorneys' and Professional Fees.................................................   43

         Section 26.05         Governing Law....................................................................   43

         Section 26.06         Dish.............................................................................   43

         Section 26.07         Force Majeure Event..............................................................   45

         Section 26.08         Signage Rights...................................................................   46

         Section 26.09         Lease Termination................................................................   46

         Section 26.10         15th Floor Sublease and Assignment Rights........................................   46
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                                      -iv-

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                                TABLE OF CONTENTS
                                   (continued)

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
EXHIBIT A..................................................................................................   A --1

EXHIBIT A1.................................................................................................   A-1 - 1

EXHIBIT A2.................................................................................................   A-2 - 1

EXHIBIT B..................................................................................................   B - 1

EXHIBIT C..................................................................................................   C - 1

EXHIBIT D..................................................................................................   D - 1

EXHIBIT E..................................................................................................   E - 1

EXHIBIT F..................................................................................................   F - 1

EXHIBIT G..................................................................................................   G - 1

EXHIBIT H..................................................................................................   H - 1

EXHIBIT I..................................................................................................   I - 1

EXHIBIT J..................................................................................................   J - 1

EXHIBIT K..................................................................................................   K - 1

EXHIBIT L..................................................................................................   L - 1

EXHIBIT M..................................................................................................   M - 1

EXHIBIT N..................................................................................................   N - 1

EXHIBIT O..................................................................................................   O - 1

EXHIBIT P..................................................................................................   P - 1

Addendum One

Addendum Two

Certain exhibits which detail leasehold parking and other information have been omitted herefrom; however, the Registrant will furnish supplementally a copy of any such omitted exhibit free of charge upon request.

                                      LEASE

         LEASE, effective as of the ____ day of May, 2003 ("Effective Date") between K/B FUND IV, a Delaware general partnership, with an office at 1437 South Boulder, Tulsa, Oklahoma 74119 ("Landlord"), and HELMERICH & PAYNE, INC., a Delaware corporation ("Tenant").

                         ARTICLE ONE - LEASE OF PREMISES

         Section 1.01 Lease of Premises.

         (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, for the term and at the rent hereinafter stated, the premises referred to in subsection (b) below (the "Leased Premises" and "Premises") in the building, together with parking spaces as hereinafter provided and certain non-exclusive rights to the parking garage and related improvements known as the Boulder Towers, 1437 South Boulder, Tulsa, Oklahoma 74119 (the "Building").

         (b) The Premises shall include a total of 92,344 rentable square feet (rsf) of demised office space as more particularly described on the Floor Plans attached hereto as Exhibit "A-1" ("Office Space"), approximately 3,617 rentable square feet of data center space in the basement level of the Building as more particularly described on Exhibit A-1 hereto ("Data Center Space"), and approximately 18,724 rentable square feet of storage space as more particularly described on Exhibit "A-2" hereto ("Storage Space"). The Office Space shall include all of the fourteenth (14th) floor of the Building (approximately 30,447 rsf), all of the thirteenth (13th) floor of the Building (approximately 30,447 rsf), and all of the fourth (4th) floor of the Building (approximately 31,450 rsf (each a "Full Floor"). The Premises shall also include any additional space Tenant may lease at the Building pursuant to any provision of this Lease (when added to the Premises) and all fixtures, equipment, improvements, installations and appurtenances which at the commencement of or during the term of this Lease are attached to, situated or located in, or used in connection with such space leased by Tenant, but excluding any personal property or trade fixtures of Tenant. The rentable area of the Premises (including the Office Space, Data Center Space and the Storage Space) described above is approximately 114,685 rentable square feet. The rentable area of the Building is 521,802 rentable square feet. The terms "rentable square feet" and "rentable area" shall be computed by measuring from the outside face of the exterior of the Premises for full floors and for partial floors from the exterior face of the Premises to the center of partitions which separate the Premises from adjoining premises. Notwithstanding the foregoing, Tenant shall have the right to measure the Premises within sixty (60) days from the Effective Date using the same standards (i.e. add-on factors and other similar assumptions) as used by Landlord. Upon Landlord's verification of Tenant's measurement, the rental area of the Premises will be adjusted and rent shall be adjusted for the entire term of this Lease based on Tenant's measurement.

         (c) This Lease includes the right of Tenant to use the Common Building Facilities (as defined below) in common with other tenants in the Building and the parking spaces in the Building Parking Garage and Additional Parking Area (as provided for in Article Six).

         (d) The term "Common Building Facilities" shall mean all of the common facilities in or around the Building designed and intended for use by all tenants in the Building in common with Landlord and each other, including, but not limited to, the parking garage constructed on the land as described on Exhibit J hereto (the "Building Parking Garage") the other parking areas as described on Exhibit K hereto (the "Additional Parking Area"), hallways, elevators, fire stairs, telephone and electric closets, aisles, walkways, truck docks, plazas, courts, restrooms, service areas, lobbies, landscaped areas, and all other common and service areas of the land and the Building intended for such use. Floors wholly occupied by Tenant shall not have any facilities which shall be used in common with other tenants, except for (i) fire stairs and (ii) mechanical, equipment and janitorial rooms (iii) HVAC System including fans and ducts, and (iv) general service areas for Landlord's exclusive use serving the Building generally. Use of the Common Building Facilities is subject to rules and regulations reasonably promulgated and generally applied to all tenants uniformly by the Landlord. The rules and regulations promulgated by Landlord shall not modify or amend or be inconsistent with the provisions of this Lease, nor shall such rules or regulations require the payment or expenditure of additional monies by Tenant.

         (e) The term "Boulder Towers" and "Building" means all of the land and improvements thereon included within the office projects known as the Boulder Towers, 1437 South Boulder Street, Tulsa, Oklahoma as described on Exhibit "A".

         The words "The Boulder Towers Complex" and "Complex" mean the Building, Common Building Facilities and any and all driveways, roadways, sidewalks, landscaped area and other facilities and amenities from time to time located within The Boulder Towers Complex which are all for the common use of all occupants and business visitors of The Boulder Towers.

         (f) Landlord is the owner of fee simple title to the Building and the Complex and the person executing this Lease on behalf of Landlord has the full authority to execute this Lease.

                               ARTICLE TWO - TERM

         Section 2.01 Initial Term. This Lease is effective as of the date hereof. The initial term of this Lease (the "Initial Term") shall commence on the Term Commencement Date (as defined in Section 3.01 below) and shall terminate on midnight of last day of the seventy-second (72nd) month following the (i) the Term Commencement Date, if the Term Commencement Date occurs on the first day of a calendar month, or (ii) if not, the first day of the calendar month immediately following the calendar month containing the Term Commencement Date (the "Expiration Date") or on such earlier date on which the term may expire or be terminated pursuant to the provisions of this Lease or pursuant to law.

         Section 2.02 Renewal Term.

         (a) Provided Tenant is not then in default in any of its material obligations under this Lease after applicable notice and curative periods have expired, Tenant shall have the option to renew the term of this Lease as to all of the Premises for a one (1) five (5) year renewal term (the "Renewal Term"). Such option shall be exercised by written notice to Landlord given at least nine
(9) months prior to the expiration of the Initial Term. The Renewal Term shall be on the same covenants, agreements, terms, provisions and conditions as are contained herein for the Initial Term, except as expressly provided herein to the contrary and except for such as are, by their terms, inapplicable to a Renewal Term. Tenant shall have no further renewal options following the Renewal Term. The rent payable during the Renewal Term shall be as provided in Article 4 and the amount of the rent payable during the Renewal Term for Office Space shall be the Fair Market Value Rate for comparable buildings in the Tulsa area as provided in Exhibit "E" hereto; provided, however, such Fair Market Value Rate shall not in any event exceed $15.00 per rentable square foot per year. Additionally, in the event Tenant exercises its renewal option as set forth in this Paragraph 2.02, then upon the commencement of the Renewal Term, Landlord shall immediately pay Tenant an allowance of $344,055 to be used by Tenant for any purpose, including the reduction of Annual Rental or Additional Rental under this Lease.

         (b) At any time after the Renewal Term has become effective and the rent payable during such Renewal Term determined, Landlord and Tenant, upon request of either, shall execute an agreement supplementary hereto setting out the date to which such Renewal Term shall extend, the Annual Rental payable during such Renewal Term and the Premises for such Renewal Term.

         Section 2.03 Term of this Lease. The words "Term of this Lease" and "Term" shall mean the Initial Term and the Renewal Term which may become effective pursuant to Section 2.02.

                     ARTICLE THREE - TERM COMMENCEMENT DATE

         Section 3.01 Term Commencement Date.

         (a) Subject to Sections 3.01(c) and (d) of this Lease, Rent shall commence and the Term Commencement Date shall occur fourteen (14) days following the Substantial Completion of the Tenant Improvements in accordance with Exhibit B hereto (such date being the "Term Commencement Date"). Notwithstanding the foregoing, upon the Substantial Completion of the Tenant Improvements in portions of the Premises, Landlord shall deliver such completed portions of the Premises (but only in Half Floor or Full Floor increments) to Tenant for Tenant to move furniture and equipment into such completed portions of the Premises. Prior to the Term Commencement Date Tenant shall not pay any Rent while moving or installing furniture and equipment in such completed portions of the Premises. Notwithstanding anything in this Lease to the contrary, if at any time prior to the Term Commencement Date, Tenant commences business operations from any completed portion of the Premises, then all terms and provisions of the Lease shall be in full force and effect and Tenant shall pay a proportionate share of the Rent for the use of such completed portion of the Premises; provided, however, that such commencement of business operations from any completed portion of the Premises shall not trigger the Term Commencement Date. If Tenant commences business operations from any portion of the Premises prior to the Term Commencement Date, then all other provisions of the Lease (except for the full payment of Rent [Tenant will only be paying a proportionate share of the Rent for the use of the portion of the Premises being used by Tenant] and the commencement of the Term Commencement Date) shall apply and be in full force and effect.

         (b)      Intentionally Deleted

         (c) Landlord hereby agrees to use good faith diligent efforts to Substantially Complete the Tenant Improvements on or before the Completion Date (defined below). If Landlord does not Substantially Complete the Tenant Improvements by the Completion Date, then Tenant, as Tenant's sole and exclusive remedy (except as otherwise set forth in the following sentence), shall be to receive from Landlord a rent credit equal to one (1) day of free Annual Rental for every one (1) day that the Tenant Improvements are not Substantially Completed following the Completion Date. Additionally, Tenant shall have the right to terminate this Lease by giving Landlord ten (10) days prior written notice in the event that Landlord fails to Substantially Complete the Tenant Improvements for the Premises within ninety (90) days following the Completion Date; provided, however, Tenant shall provide such prior written notice to Landlord prior to Landlord Substantially Completing the Tenant Improvements. The term "Completion Date" shall mean that date which is 200 days from the date of approval of the "Final Plans" (as defined in Exhibit "B") by both Tenant and Landlord; provided, however, the Completion Date shall be postponed one (1) day for each day of Tenant Delay and one (1) day for each day that one or more Force Majeure Events are experienced by Landlord and/or its contractors, subcontractors and employees.

         (d) Notwithstanding anything in Paragraph 3.01(b) to the contrary, if Landlord does not Substantially Complete the Tenant Improvements on or before October 15, 2003 for any reason other than Tenant Delays, then Tenant shall have the right, in its sole and absolute discretion, to notify Landlord in writing on or before November 1, 2003, that Tenant will not move into the Premises during the last two (2) and one-half months of the calendar year 2003, and in such event, except for any portions of the Premises in which Tenant has commenced business operations, the Term Commencement Date shall be January 1, 2004 and Tenant shall not pay Rent for the Premises until January 1, 2004 (provided the Tenant Improvements are Substantially Completed prior to January 1, 2004). If Landlord does not Substantially Complete the Tenant Improvements on or before October 15, 2003 because of Tenant Delays, then Tenant shall not have the right to delay the Term Commencement Date and/or receive an abatement of Rent for the Premises until January 1, 2004, and in such event, the Term Commencement Date and the payment of Rent shall commence upon the delivery of the Premises to Tenant with the Tenant Improvements being Substantially Complete.

         (e)      Intentionally Deleted

         (f)      Intentionally Deleted.

         (g) Landlord shall have no obligation to do any demolition, construction or improvement work with respect to the Premises, except as provided in Exhibit "B". Landlord makes no express or implied warranties as to the current condition of the Premises (or any other space subsequently leased by Tenant) or its suitability for the conduct of Tenant's business, except as otherwise expressly provided in this Lease including Exhibit "F".

                              ARTICLE FOUR - RENTAL

         Section 4.01 Annual Rental. Tenant shall pay to Landlord as rent, at the office of the Building or elsewhere as directed from time to time by Landlord's written notice to Tenant, a base rental (the "Annual Rental") in the amounts set forth on Exhibit "C". The Annual Rental shall be payable in equal monthly installments, in advance, on the first day of each and every month of the Term of this Lease, the first such payment becoming due and payable on the Term Commencement Date as to the space leased by Tenant on the Term Commencement Date. Also, a prorated monthly installment shall be paid, if the Term Commencement Date is other than the first day of a month or if the Term of this Lease terminates on a day other than the last day of a month.

         Section 4.02 Additional Rental.

         (a) For calendar year 2004 and for each calendar year thereafter Tenant shall pay as additional rental (together with all sums other than Annual Rental payable by Tenant under this Lease), (the "Additional Rental") for each Operating Expense Year (as hereinafter defined) Tenant's Share (as hereinafter defined) of the increase, if any, in Operating Expenses as defined in Exhibit "D" hereto paid, or incurred by Landlord for the operation, repair and maintenance of the Building, Building Parking Garage, Common Building Facilities, and the Additional Parking Area in excess of the Operating Expense Base as hereinafter defined. As of the Effective Date of this Lease, the total rentable area of the leasable space within the Building is 518,185 square feet (exclusive of the Data Center Space); therefore, as of the effective date of this Lease, the initial Tenant's Share is 21.29%. Such Additional Rental shall be payable by Tenant to Landlord as hereinafter provided.

         (b) The term "Operating Expense Year" shall mean the calendar year 2004. If a Term Commencement Date for space leased by Tenant occurs on a date other than January 1 or the Term of this Lease terminates or expires on a date other than December 31, the Additional Rental for the pertinent Operating Expense Year for such space shall be prorated based upon the number of days in such Operating Expense Year occurring after such Term Commencement Date or before the termination or expiration of the Term of this Lease, as applicable.

         (c) The term "Tenant's Share" shall mean that number, stated as a percentage above in Section 4.02(a). In the event of any change in the area of the Premises or the Building, Tenant's Share shall be adjusted to reflect such change or event on a prorated, daily basis, determined by dividing the number of rentable square feet in the Premises by the actual number of square feet of rentable area then leased in the Building.

         (d) The term "Operating Expense Base" shall mean the amount of Operating Expenses (as defined in Exhibit "D" hereto) for the calendar year 2003. On or before April 1, 2004, Landlord will submit a statement setting forth the computation of Operating Expenses for the calendar year 2003.

         (e) Landlord's "Operating Statement" shall mean a statement setting forth (1) the Operating Expenses for such Operating Expense Year, showing in detail the amount of each item included in Operating Expenses, (2) a detailed computation of any Additional Rental for such Operating Expense Year and (3) a reconciliation of the actual Additional Rental payable by Tenant for such year with the estimated Additional Rental paid by Tenant for such year. Each Operating Statement shall be furnished by Landlord to Tenant not later than April 1 of the calendar year following the Operating Expense Year to which such statement relates.

         (f) Beginning with January 1, 2005, and for each calendar year thereafter during the Term of this Lease, Landlord shall provide Tenant on or before April 1 of such year with a comparison of the projected Operating Expenses for the year and the Operating Expense Base and the projected Tenant's Share (subject to the five percent (5%) per year limitation set forth in Section 4.02(g) below) of any positive differences between them. Commencing on January 1 of each year, Tenant shall pay one-twelfth (1/12th) of Tenant's Share of such positive difference each month during the year. If Tenant's Additional Rental for Operating Expenses reflected in the Operating Statement for any Operating Expense Year is greater than the amounts actually paid by Tenant for such Operating Expense Year, Tenant shall pay Landlord Tenant's Share of such difference within thirty (30) days of receipt of the Operating Statement for such Operating Expense Year. If Tenant's Additional Rental for Operating Expenses reflected in the Operating Statement for any Operating Expense Year is less than the amounts actually paid by Tenant for such Operating Expense Year, such difference shall be credited to Tenant's next payment(s) of Annual Rental, unless the Term has expired, in which event such difference shall be paid by Landlord to Tenant within thirty (30) days of delivery of the Operating Statement.

         (g) As defined in Exhibit "D", Operating Expenses include taxes, utilities and insurance payable by Landlord with respect to The Boulder Towers Complex. In no event shall the dollar amount of Tenant's Share of increases in Operating Expenses during the Term of this Lease exceed the percentage of five percent (5%) per year over equivalent amount for the base amount established in 2003. The Operating Statement to be provided by Landlord for each Operating Expense Year shall separately set forth all Operating Expenses and then shall apply the five percent (5%) cap as set forth above, if applicable, and such sum shall be the Operating Expenses for such Operating Expense Year for the purposes of this Lease. In no event shall Tenant's Annual Rental be reduced, nor shall Landlord owe any amount to Tenant, if, for any reason, Operating Expenses for any Operating Expense Year are less than the Operating Expense Base.

         (h) Landlord shall permit Tenant, at any reasonable time after reasonable notice, to inspect and do a complete audit at Tenant's sole expense of all of the books of accounts and records of Landlord to the extent reasonably required to establish Operating Expenses. Tenant may not request such an audit more than once per calendar year. If Tenant shall ask for an audit to be made, and if Operating Expenses for any period shall be found to be overstated or understated, then Landlord shall pay Tenant the amount of overpayment, or Tenant shall pay to Landlord the amount of the underpayment (less Tenant's actual third party audit costs up to a maximum amount of $5,000), as the case may be, together with interest thereon at the rate specified in Section 8.02 (b) of this Lease, from the date of such overpayment or underpayment to the date the overpayment or underpayment is refunded or paid. Tenant's right to make such an audit with respect to any calendar year shall expire eighteen (18) months after Landlord's Operating Statement for the calendar year shall have been delivered to Tenant, and each such Operating Statement shall be final and binding on Tenant and shall, as between the parties, be conclusively deemed correct, at the end of such eighteen (18) months, unless prior thereto Tenant has served Landlord with a notice challenging the accuracy of same. In no event shall Tenant conduct an audit of Operating Expenses using an accountant or other third party who is being paid, compensated or reimbursed on a contingency fee basis.

         (i) Additional Rental shall also include any other sums due Landlord from Tenant under the provisions of this Lease other than Annual Rental.

         (j)      The term "Rent" shall mean Annual Rental and Additional
Rental.

         Section 4.03 Real Estate Taxes, Assessed Valuation.

         (a) If Landlord fails to pay any real estate tax or assessment includable in Operating Expenses prior to the time that any penalty or interest may be charged, any penalty or interest levied shall not be included by Landlord in Operating Expenses for purposes of calculating Tenant's Additional Rental.

         (b) Landlord may petition for reduction of the assessed valuation of the Building and the land comprising the Boulder Towers Complex, claim a refund of real estate taxes or assessments or otherwise challenge the validity or applicability of any real estate tax, assessment or similar or related laws. Tenant shall receive its proportionate share of any refund of real estate taxes or assessments within 30 days from the date Landlord receives the same, or, in its sole discretion, Tenant may apply such refund against Annual Rental or Additional Rental under this Lease.

                             ARTICLE FIVE - SERVICES

         Section 5.01 Standard of Operations.

         (a) Landlord shall at all times operate, repair and maintain the Building and the Building Parking Garage in a first class manner and in accordance with a standard at least as high as conducted and customarily followed in the operation and maintenance of office buildings similar to the Building and with similar tenants in the Tulsa area ("Comparable Buildings") and, without limiting the foregoing, shall provide the specific facilities, utilities and services set forth in this Article. Notwithstanding the foregoing in this Section 5.01(a), Landlord shall, at a minimum, operate and maintain the Building and the Complex in the same manner as the Building is operated and maintained on the Effective Date.

         (b) The office space in the Building, other than the space occupied by Tenant, shall be leased only to tenants who are similar in character to those commonly found in Comparable Buildings. Ground floor retail space, if any, may be leased to commercial occupants of the following character: banks, restaurants, department stores, general office use, telephone switch sites, and retail merchants and other tenants commonly found in office and retail space in Comparable Buildings. Landlord may (but shall not be obligated to) lease space in the Building to a first-class club facility.

         (c) Tenant shall be entitled to utilize the large conference room and the two smaller break-out rooms located on the ground floor of the Building for its periodic special business meetings. Tenants use of these facilities shall be free of any room charge. Tenant shall be responsible for all set-up and clean up required by Tenant's use. Tenant's rights shall be subject to availability and advance scheduling with Landlord and shall be exercised in common with Landlord and other tenants in the Building. Landlord may relocate or alter the meeting rooms; provided however that any altered or relocated meeting rooms shall contain substantially similar seating capacities and finishes as the current meeting rooms. Subject to Landlord's prior written consent, such consent not to be unreasonably withheld or delayed, Tenant shall have the right to install remote cameras in the elevator lobbies on those Full Floors of the Leased Premises.

         (d) Landlord shall at all times operate, maintain and repair the Additional Parking Areas in a first class manner and in accordance with standards at least as high as similar parking areas in Comparable Buildings. Landlord will install and maintain reasonable lighting in the Building Parking Garage and in the Additional Parking Areas with at least the same illumination as exist in similar parking areas in Comparable Buildings.

         (e)      Landlord's failure to comply with its obligations in Section
5.01 (a) only shall be deemed an interruption of Building Services as set forth in Section 5.08(a) of this Lease, which shall entitle Tenant to all remedies expressly set forth in Section 5.08(a) of this Lease.

         Section 5.02 Heating, Ventilating and Air Conditioning.

         (a) Landlord shall provide a heating, ventilating and air conditioning system ("HVAC") meeting the requirements of Exhibit "F". Landlord shall furnish HVAC services as reasonably required for Tenant's comfortable general office use of the Premises from 7:00 a.m. to 7:00 p.m. (Landlord shall turn on the HVAC system of the Building by 6:00 a.m. on Tenant's floors to enable the comfortable use and normal occupancy of the Premises to be met by 7:00 a.m.) Mondays through Fridays (excluding holidays) and from 8:00 a.m. to 1:00 p.m. on Saturday ("Business Hours"). Notwithstanding anything in this Lease to the contrary, Tenant shall not create within the Premises a working environment with a density greater than six (6) persons per 1,000 square feet of rentable area. For purposes of this Lease, holidays shall be indicated in writing by Landlord annually (the "Building Holiday Schedule") which shall not exceed nine (9) holidays a year unless consented to by Tenant. Tenant shall make arrangements for building services at least twenty-four (24) hours in advance if the Building is scheduled to be closed.

         (b) Landlord shall, upon 24 hours' advance notice from Tenant, furnish Tenant HVAC services at any time or times other than the Business Hours specified above in accordance with Exhibit "I" hereto.

         (c) Except as otherwise expressly provided in this Section 5.02(c), for HVAC and humidity control systems requiring special operating hours or other conditions which necessitate the use of self-contained units (the "Special Systems"), Landlord shall furnish electrical power to Tenant for Tenant's use in installing and operating, at Tenant's expense, one or more Special Systems. Tenant shall bear any extra expense incurred by Landlord in furnishing such power from the Building's system or in expanding the Building's system, if necessary, to provide such electrical power, including the cost to Landlord of providing direct and separate metering if either Landlord or Tenant requests separate metering. Such expansion of the Building's system, if necessary, shall be subject to the approval of Landlord, which shall not be unreasonably withheld or delayed. Landlord shall review Tenant's HVAC plans prior to construction of Tenant's interior improvements and notify Tenant prior to commencement of such construction if Landlord will charge Tenant for the installation and or use of any Special Systems. If Landlord fails to notify Tenant of such charge prior to commencement of such construction, then there shall be no charge to Tenant from Landlord for installation and/or use of the Special Systems. Notwithstanding anything herein to the contrary, Tenant shall have the right to install at anytime up to 15 supplemental HVAC units (not to exceed 2 tons each) in conference rooms and offices in the Premises. Such supplemental units shall not be considered Special Systems and Tenant shall not bear any expense incurred by Landlord in furnishing power to such supplemental units. Such supplemental units shall be in addition to any supplemental units servicing the Data Center Space. Landlord shall repair and maintain such supplemental units in the manner required by Section 5.01(a) of this Lease.

         Section 5.03 Electrical Service.

         (a) Landlord shall provide an electrical distribution system for the Building meeting the requirements of Paragraph II of Exhibit "F". Landlord shall cause to be furnished and pay for all electricity used in the Premises or in operating any and all facilities serving the Premises (the cost of same to be Operating Expenses); provided, however, that Tenant shall not create within the Premises a working environment with a density of greater than six (6) persons per 1,000 square feet of rentable area. If Tenant requests excess power for the Premises in excess of that necessary for general office use in the Premises, then Tenant shall be responsible for the actual costs incurred by Landlord in providing for such excess power, including the cost to Landlord of providing any separate metering, if necessary in Landlord's reasonable discretion. If separate meters are not used, the amounts chargeable to Tenant under the preceding provision shall be Landlord's average cost of electric power multiplied by Tenant's excess usage, as reasonably determined by Landlord's professional engineer and approved by Tenant's professional engineer.

         (b) Landlord will notify Tenant at least seventy-two (72) hours in advance of any planned shut down of the electrical system for repairs or maintenance. Landlord will attempt to schedule such shut downs for weekends starting on Friday evenings. Any such shut downs shall not entitle Tenant to any abatement of Rent during the scheduled shut down period; provided however, in the event that any such shutdown shall cause the Premises to be without electrical service during Business Hours for more than one (1) business day in any Lease Year then Rent shall abate until service is restored. Also, such planned shutdowns will not exceed four (4) per calendar year.

         Section 5.04 Elevators.

         (a) Landlord shall provide at least four (4) passenger elevators to serve the Premises during the Term of this Lease. The passenger elevators shall be available during all Business Hours, and, at all other times, there shall be at least one passenger elevator available to serve the Premises subject to events beyond Landlord's reasonable control and emergencies which may arise. In the event of such interruption, Landlord shall, as promptly as is practical under the circumstances, use its best efforts to cause such service to be reinstated.

         (b) Subject to repairs and/or replacement of the freight elevators, Landlord will provide a designated freight elevator in the Building during Business Hours during the Term of this Lease. Tenant shall provide Landlord with twenty-four (24) hours' advance notice of its need for a freight elevator and Landlord shall endeavor to make the freight elevator available to

Tenant. Upon such 24 hour notice, Landlord will use reasonable efforts to provide the freight elevator during Business Hours for thirty (30) consecutive days for Tenant's initial move into and final move out of the Building. Tenant's use of the freight elevator is limited by the Building's Rules and Regulations, which are subject to change, as provided in this Lease. Failure to provide said notice shall relieve Landlord of its obligation to provide a dedicated freight elevator.

         Section 5.05 Light Bulbs and Water. Landlord shall furnish and/or install as an Operating Expense all initial and replacement fluorescent and incandescent light bulbs and ballast in the Premises, Common Building Facilities and Building Parking Garage, provided that they are the Building's standard bulbs and ballasts. Tenant will comply with all of Landlord's reasonable standards for energy efficient lighting fixtures. Landlord shall review Tenant's lighting plans prior to construction of Tenant's leasehold improvements. Landlord shall notify Tenant prior to the commencement of such construction if any of Tenant's lighting is not Building standard. If Landlord fails to timely notify Tenant, then Tenant's lighting will be deemed to be Building standard. Landlord shall amortize the expense over the useful life of the fixtures as an Operating Expense. Subject to repairs and/or replacements, Landlord shall furnish water 24 hours for every day of the Term, including chilled and heated water, at those points of supply provided for general use of all tenants in the Building as required for lavatory and drinking purposes and such other uses as are permitted pursuant to Section 7.01. The fire stand pipe water system shall comply with the National Fire Protection Agency "NFPA Code" and applicable local laws.

         Section 5.06 Access Control.

         (a) Landlord shall install and maintain access control for the Building and Building Parking Garage. Landlord will provide Tenant and its employees all necessary instructions for use of the access control system to gain entry to the Building or Building Parking Garage. Such access control may include electronic access control to the Building and Premises. Landlord's access control system shall comply with the requirements of all Applicable Laws.

         (b) EXCEPT FOR LOSSES OR DAMAGES CAUSED BY THE GROSS NEGLIGENCE OF LANDLORD OR ITS EMPLOYEES, LANDLORD SHALL NOT BE LIABLE TO TENANT OR ITS EMPLOYEES FOR LOSSES DUE TO THEFT OR BURGLARY, OR FOR DAMAGES OR INJURIES CAUSED BY THE ENTRY OF UNAUTHORIZED PERSONS TO THE BUILDING, BUILDING PARKING GARAGE, THE PREMISES OR OTHER PORTIONS OF THE BUILDING.

         (c) Tenant, at its expense and with the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed, may install such additional safety, access control and security systems or devices within or controlling access to the Premises (but not in any lobbies or other common areas on multi-tenant floors), including, without limitation, smoke detectors, electronic security devices and auxiliary emergency electric power supplies, as Tenant may deem reasonably appropriate. Tenant shall have the right by installation of a card or key system, to control access from all public elevators to floors wholly occupied by Tenant; provided that (i) Tenant's use of such system shall not interfere with Landlord's obligations to provide services or perform any work under this Lease, (ii) Tenant's use of such system does not interrupt ingress and egress of other tenants on multi-tenant floors; and (iii) Landlord shall have reasonable access to the Premises in emergencies and provided that such system does not interfere with the proper operating of the elevator system or require the Landlord to incur additional costs to retrofit or maintain the elevators in order to accommodate such a system.

         (d) Tenant, at its sole cost and expense, may employ a licensed, armed security guard within the Premises ("Guard"). Tenant agrees to indemnify, protect, defend and hold the Landlord, and its agents, representative, employees and contractors harmless from and against any and all actions, claims, demands, costs and expenses, including reasonable attorney's fees and expenses for the defense thereof, to the extent arising from the negligence and/or willful misconduct of the Guard.

         (e) Any additional safety or security systems installed by Tenant shall be compatible with Landlord's security and safety systems, programs and procedures and shall comply with all Applicable Laws.

         Section 5.07 Janitorial Services.

         (a) Landlord shall provide, as an Operating Expense, the cleaning and janitorial services ("Janitorial Services") and window cleaning services set forth in Exhibit "G" hereto. All such Janitorial Services are to be performed during non-Business Hours. Tenant shall have the right to approve the company doing the Janitorial Services in the Premises, such approval not to be unreasonably withheld or delayed. Tenant, at its sole cost and expense, shall have the right to hire third parties to perform additional janitorial services within the Premises. Notwithstanding the foregoing, if Tenant is at any time dissatisfied with the Janitorial Services for any reason whatsoever, then Tenant shall have the right to employ its own janitorial company to provide janitorial services to the Premises and in such event, Landlord shall deduct the cost of the Janitorial Services for the Premises from the Operating Expenses charged to Tenant (including a deduction of such costs included in the Operating Expense
Base).

         Section 5.08 Interruption of Building Services.

         (a) If, for any reason within Landlord's reasonable control there is a failure to furnish the facilities, utilities or services specified in Sections 5.01(a), 5.02(a), (b) and (c), 5.03(a), 5.04(a) and (b), 5.05, and
5.06(a) (collectively the "Building Services"), and, after written notice thereof by Tenant to Landlord, Landlord does not remedy same within seven (7) days following delivery of such written notice Landlord shall not be deemed to be in default of its obligations to provide the Building Services, and Tenant shall have no remedy hereunder except as may be provided in Section 5.08(a-d) hereof, provided Landlord has commenced such cure within said seven (7) day period and thereafter continuously and diligently prosecutes such cure to completion. Notwithstanding the previous sentence, in the event Landlord has not remedied the same within thirty (30) days of Tenant's written notice, Tenant shall have the option to provide such Building Services for its own account until Landlord remedies the default and performs such obligations in accordance with this Lease, or, if the failure of Landlord to provide the Building Services materially and adversely affects Tenant's use of the Premises for thirty (30) consecutive days, then Tenant may, by written notice to Landlord given at any time prior to the full resumption of Building Services, terminate this Lease, and, upon giving such notice, this

Lease shall terminate and expire on the date set forth in such notice, which date shall not be more than one hundred eighty (180) days after the date of such notice. Notwithstanding anything in this paragraph to the contrary, should the interruption of Building Services be caused by either (i) fire or other casualty or (ii) condemnation or eminent domain proceeding, then the provisions of
Article 9 herein (in the event of a fire or other casualty) or Article 12 herein (in the event of a condemnation or eminent domain proceeding), shall prevail in determining Tenant's rights to abatement and termination and Tenant shall not have a right to an abatement or a right to terminate this Lease under this paragraph.

         (b) In addition to Tenant's self-help remedies described in subsection (a) above, if for any reason within Landlord's reasonable control there is a failure to furnish the Building Services required to be furnished by this Lease and such failure results in an imminent threat to persons, Tenant's property or Tenant's business, Tenant may, after providing Landlord with such notice and the first right to remedy such failure as is practical under the circumstances, provide for its own account such Building Services to the extent necessary to remove the threat to persons or property.

         (c) Any reasonable sums expended by Tenant in exercising its remedies described in Sections 5.08(a) or 5.08(b) above shall be reimbursed by Landlord within thirty (30) days of Tenant's invoice therefor together with invoices and paid receipts and other reasonable evidence of such costs.

         (d) If any impairment or cessation of Building Services pursuant to Section 5.08(a) or Section 5.08(b) adversely affects Tenant's use of part or all of the Premises for more than one (1) business day, Rent shall thereafter abate as to the portion of the Premises affected until such service is reinstated.

         (e) The remedies set forth in subsections (a)-(d) above shall be Tenant's sole and exclusive remedies for interruption of Building Services resulting from Landlord's negligent acts or omissions and failure to provide essential services for reasons within the control of Landlord. If an impairment or cessation of Building Services results from the failure of any utility company or other third party service provider to furnish such services, or other event beyond Landlord's reasonable control, Landlord shall have no liability to Tenant except as otherwise expressly provided in this Lease and, except as provided below, Rent shall not abate, provided Landlord immediately notifies the service provider of such impairment or cessation and thereafter employs its best efforts to cause such services to be reinstated. If such impairment or cessation of Building Services resulting from the failure of any utility company or other third party service provider to furnish such services or other events beyond Landlord's reasonable control adversely affects part or all of the Premises for the normal conduct of Tenant's business for more than three (3) consecutive business days, Rent shall thereafter abate as to the portion of the Premises adversely affected until such Building Service is fully reinstated. Notwithstanding the foregoing, if any such interruption of Building Services which results from the failure of any utility company or other third party service provider to furnish such services or other events beyond Landlord's reasonable control materially and adversely affects the Premises for the normal conduct of Tenant's business for thirty (30) consecutive days from the commencement of the Rent abatement period, Tenant may at any time after such thirty (30) consecutive days, but during the Rent abatement period, terminate this Lease by written notice to Landlord which notice shall specify the effective date of termination which date shall not be more than one hundred eighty (180) days after the date of Tenant's notice of termination. Notwithstanding anything in this paragraph to the contrary, should the interruption of facilities, utilities or services be caused by either (i) fire or other casualty or (ii) a condemnation or eminent domain proceeding, then the provisions of Article 9 herein (in the event of a fire or other casualty), or Article 12 herein (in the event of a condemnation or eminent domain proceeding), shall prevail in determining Tenant's rights to abatement and termination and Tenant shall not have a right to an abatement or a right to terminate this Lease under this paragraph.

         Section 5.09 Personnel. Landlord shall employ and/or contract with persons of sufficient number and experience to maintain the Building and Common Building Facilities and to perform the services which Landlord is required to perform under this Lease.

         Section 5.10 Insurance.

         (a) Tenant shall maintain at its sole cost, at all times during the terms of this Lease the insurance coverage set forth below.

                  (i) Workers' Compensation Insurance as required by laws and regulations applicable to and covering employees of Tenant;

                  (ii) Employers' Liability Insurance protecting Tenant against common law liability in the absence of statutory liability, for employee bodily injury arising out of the master-servant relationship with a limit of not less than $1,000,000;

                  (iii) Commercial General Liability Insurance with limits of not less than $500,000 per occurrence and $1,000,000 in the aggregate,

                  (iv) Automobile Liability Insurance including non-owned and hired vehicle coverage with limits of liability of not less than $500,000;

                  (v) Excess Liability Insurance over Automobile Liability, Commercial General Liability, and Employers' Liability coverage afforded by the primary policies described above with minimum limits of $4,000,000 in excess of specified limits;

                  (vi) All-Risk Property Insurance for the replacement value of the leasehold improvements in the Premises, including Tenant's initial tenant improvements as set forth on Exhibit "B" and all other additions, alterations and/or installations made by Tenant in the Premises and for all contents and all personal property of Tenant in the Premises.

         (b) The Commercial General Liability Insurance and Excess Liability Insurance required by the above shall cover the contractual liability (to the extent available under such policies) assumed under the provisions set forth in this Lease.

         (c) Prior to commencement of the Lease and upon the written request of Landlord, a certificate evidencing the required coverage shall be delivered to Landlord. If commercially available, the Workers' Compensation policy shall be endorsed to provide waiver of subrogation rights in favor of Landlord and all partners, agents and affiliates. Such insurance may be carried under a blanket policy covering the Premises and other locations of Tenant. Landlord and its designated property management firm shall be named as an additional insured on the liability coverages described in Section 5.10 (ii)-(v) for those liabilities expressly assumed within the Premises by Tenant under the Lease. Notwithstanding the foregoing, Landlord's additional insured status shall be limited to (i) property damage incurred within the Premises only and personal injury or death occurring with the Premises only, and (ii) the limits of insurance required to be carried under Section 5.10(ii)-(v).

         (d) Tenant agrees to comply with all material terms of the insurance contracts referenced in this section. Failure of Tenant to keep the required insurance policies in full force and effect during the term of this Lease and during any extensions, shall constitute a breach of this Lease. In such event, Landlord will provide Tenant written notice of such failure to keep required insurance policies. In the event Tenant has not cured such failure within thirty (30) days of the receipt of such notice, then Landlord shall have the right, in addition to any other rights, upon ten (10) days notice, to provide such insurance for Tenant and to include such insurance costs in the next installment of Annual Rental. Nothing contained in these provisions relating to coverage and amounts set out herein shall operate as a limitation of tenant's liability in tort or contract under the terms of this Lease.

         (e) Tenant shall have the right to Self-Insure for the insurance required in this Paragraph 5.10, subject to and in accordance with the following terms and conditions:

                  (1)      (A)      "Self-insure" shall mean that Tenant is
                           itself acting as though it were the insurance company providing the insurance required under the provisions hereof and Tenant shall pay any amounts due in lieu of insurance proceeds which would have been payable if the insurance policies had been carried, which amounts shall be treated as insurance proceeds for all purposes under this lease. Notwithstanding the foregoing with regard to the insurance required by
                           Section 5.10(a) of this Lease, Tenant shall have the right to maintain such deductibles and/or self insured retentions as are included from time to time in Tenant's insurance policies covering Tenant's businesses and such deductibles and/or self insured retentions shall not be considered self-insurance for the purpose of this subsection 5.10(e).

                           (B) All amounts which Tenant pays or is required to pay and all loss of damages resulting from risks for which Tenant has elected to self-insure shall be subject to the waiver of subrogation provisions of Paragraph 9.02 hereof and shall not limit Tenant's indemnification obligations set forth in this Lease.

                           (C) Tenant's right to self-insure and to continue to self-insure is conditioned upon and subject to:

                                    (I)  Tenant now having and hereafter
                                    maintaining a tangible net worth of at least
                                    Fifty Million Dollars ($50,000,000.00).

                           (D) In the event Tenant fails to fulfill the requirements of (C) above, then Tenant shall immediately lose the right to self-insure and shall be required to provide the insurance specified in this Paragraph 5.10, provided, however that Tenant's self-insurance shall continue in full force and effect until the insurance specified in Paragraph
                           5.10 is issued by a qualifying insurance company.

                           (E)      In the event that Tenant elects to
                           self-insure and an event or claim occurs for which a defense and/or coverage would have been available from the insurance company, then Tenant shall:

                                    (I)  undertake the defense of any such
                                    claim, including a defense of Landlord, at Tenant's sole cost and expense; and

                                    (II) use its own funds to pay any claim or replace any property or otherwise provide the funding which would have been available from insurance proceeds but for such election by Tenant to self-insure.

                  (2) If Tenant elects to self-insure, it shall provide Landlord with a letter to that effect, and Landlord shall acknowledge, in writing, Tenant's election to self-insure. In the event of a casualty loss or other event for which Tenant is otherwise liable under this Lease that would have been covered by the insurance required to be maintained by Tenant hereunder, Tenant shall make funds available in the same manner as an insurance carrier would have made such funds available to the extent required by the terms of this Lease.

         Section 5.11 Landlord's Insurance.

         (a) Landlord shall as an Operating Expense maintain at all times during the Term of this Lease the insurance coverage set forth below with companies reasonably satisfactory to Tenant and with a Best rating of at least A/XII.

                  (i) Workers' Compensation Insurance as required by laws and regulations applicable to and covering employees of Landlord and the Building Management entity;

                  (ii) Employers' Liability Insurance protecting Landlord against common law liability in the absence of statutory liability, for employee bodily injury arising out of the master-servant relationship with a limit of not less than $1,000,000;

                  (iii) Commercial General Liability Insurance (with a maximum of $25,000 deductible or retained loss limit) including products and completed operations with limits of not less than $500,000 per occurrence and $1,000,000 in the aggregate,

                  (iv) Automobile Liability Insurance (with a maximum of $10,000 deductible or retained loss limit) including non-owned and hired vehicle coverage with limits of liability of not less than $500,000;

                  (v) Excess Liability Insurance over Automobile Liability, Commercial General Liability, and Employers' Liability coverage afforded by the primary policies described above with minimum limits of $8,000,000 in excess of specified limits and such limit shall be subject to increase to amounts as may be reasonably determined by Landlord;

                  (vi) All-Risk Property Insurance (with a maximum of $50,000 deductible or retained loss limits) for at least one hundred percent (100%) of replacement value of the Building and Complex excluding any leasehold improvements, additions, alterations and/or installations of Tenant in the Premises and all contents in leased areas.

         (b) The Commercial General Liability Insurance and Excess Liability Insurance required by the above shall cover the contractual liability of Landlord (to the extent available under such policies) assumed under the provisions set forth in this Lease.

         (c) Tenant shall be named as an additional insured on the liability coverages described in Section 5.11(a)(ii)-(v); provided, however, Tenant's additional insured status shall not extend to property damage or personal injury or death occurring within the Premises. Prior to commencement of the Lease, a certificate evidencing the required coverage shall be delivered to Tenant naming Tenant as additional insured as aforesaid. This certificate shall provide that any change restricting or reducing coverage or the cancellation of any policies under which certificates are issued shall not be valid as respects Tenant's interest therein until Tenant has received thirty (30) days' written notice of such change or cancellation. Further, such insurance policies shall provide primary coverage to Tenant and shall not be concurrent or in excess over other valid insurance which may be available to Tenant. If commercially available, the Workers' Compensation policy shall be endorsed to provide waiver of subrogation rights in favor of Tenant and all agents and affiliates and their respective officers, directors and employees. Such insurance may be carried under a blanket policy covering the Premises and other locations of Landlord, provided that amount of insurance coverage required to be carried by Landlord in this Lease is not reduced by payments under the blanket policy for other locations.

         (d) Landlord agrees to comply with all terms of the insurance contracts referenced in this section. Failure of Landlord to keep the required insurance policies in full force and effect during the Term of this Lease and during any extensions, shall constitute a breach of this Lease and Tenant shall have the right, in addition to any other rights, upon ten (10) days notice, to cancel and terminate this Lease without further cost to Tenant. Nothing contained in these provisions relating to coverage and amounts set out herein shall operate as limitation of Landlord's liability in tort or contract under the terms of this Lease.

                         ARTICLE SIX - TENANT'S PARKING

         Section 6.01 Tenant's Parking.

         (a) At all times during the Term Landlord, at its expense, will provide Tenant with free parking spaces in an amount equal to 256 spaces, fifty-five (55) of which shall be reserved covered parking located in the Building Parking Garage and specifically identified on Exhibit "J", and the remaining 201 parking spaces shall be located on surface lots numbered 1 through 15 on Exhibit "K". Landlord shall clearly mark (using Tenant's name) each of the 55 spaces within the Building Parking Garage as reserved for Tenant. There shall be no charge for such parking spaces. In the event the rentable square footage of Tenant's Premises is increased or decreased, the parking for Tenant shall be proportionally adjusted. Tenant shall have no claim on any additional parking not expressly assigned to it in this paragraph. Both the Building Parking Garage and at least 201 parking spaces in the Additional Parking Area shall be available for use 24 hours a day. Landlord shall keep and maintain the Additional Parking Area in a clean and first-class condition. In addition, Landlord shall provide at least 50 visitor parking spaces for the use of all tenants in the Building as depicted on Exhibit "L". Landlord shall not be obligated to provide personnel to perform parking service but shall provide access control to the Building Parking Garage, provided Landlord shall not be liable to Tenant for losses due to the theft or burglary, or for injury to persons or property done by unauthorized persons. Currently the parking configuration at the Building and for the Additional Parking Area is on an open, first come, first serve basis.

         (b) If Tenant, its permitted assignees or subtenants and/or their respective employees, licensees and guests at any time during the Term are not able to use the Building Parking Garage and/or Additional Parking Area for the parking spaces provided, Landlord shall take whatever steps are necessary to provide Tenant with the required number of parking spaces as set forth in
Section 6.01(a). Except in the event of a casualty or condemnation as set forth in paragraph (e) below, if at any time during the Term, (i) Landlord grants reserved parking spaces in the Additional Parking Area to any tenant in the Building, or (ii) Landlord does not provide Tenant with the required 201 parking spaces in the Additional Parking Area, and if Landlord, within forty-eight (48) hours following written notice from Tenant, does not provide Tenant with the 201 parking spaces as required by this Lease, then, instead of the first come, first serve open parking system at the Building for Tenant, Landlord shall reserve for Tenant's sole use, 201 parking spaces in the Additional Parking Area (excluding the visitor parking areas as set forth on Exhibit K hereto) which are located closest to the twenty-four (24) hour ingress and egress entrance to and from the Building ("Reserved Spaces"). The parties hereby acknowledge and agree that Landlord shall be deemed to have not provided Tenant with the required 201 parking spaces in the Additional Parking Area as set forth in romanette (ii) in the preceding sentence, if, and only if, two (2) times in any calendar month during the Term, Tenant notifies Landlord that there is not adequate parking for Tenant's employees in the Additional Parking Area, Landlord's property manager or designee confirms that there is not adequate parking for Tenant's employees in the Additional Parking Area, and Landlord does not provide such required parking within the forty-eight (48) hour cure period as set forth in the preceding sentence.

         (c) The parties hereby acknowledge and agree that Landlord shall be deemed to have not provided Tenant with the required 55 spaces in the Building Parking Garage if and only if two times in any calendar month during the Term Tenant provides written notification to Landlord that the required 55 spaces are not available for use by Tenant's employees in the Building Parking Garage, Landlord's property manager or designee confirms that the required 55 spaces are not available for use by Tenant`s employees in the Building Parking Garage, and Landlord does not provide such required parking spaces within 48 hours of delivery of Tenant's written notification. If the Landlord is deemed to have not provided Tenant and its employees with the required 55 parking spaces in the Building Parking Garage as aforesaid, then the Rent shall abate for the Premises until Tenant is provided the use of such 55 parking spaces in the Building Parking Garage; provided further, if Landlord fails to provide the required 55 spaces in the Building Parking Garage for the use of Tenant and its employees for 30 consecutive days, then Tenant may, at any time after such 30 consecutive days, but during the rent abatement period, terminate this Lease by written notice to Landlord, which notice shall specify the effective date of termination, and which date shall not be more than 180 days after the date of Tenant's notice of termination.

         (d) After Tenant is granted the Reserved Spaces as provided in the previous paragraph, and Landlord fails to provide to Tenant for Tenant's use 201 parking spaces in the Additional Parking Area in the Reserved Spaces following 48 hours prior written notice from Tenant, then such failure to provide to Tenant for Tenant's use 201 parking spaces in the Additional Parking Area in the Reserved Spaces shall result in Rent abating for the Premises until Tenant is provided the use of such 201 parking spaces in the Additional Parking Area in the Reserved Spaces. Additionally, if Landlord fails to provide to Tenant for Tenant's use 201 parking spaces in the Additional Parking Area in the Reserved Spaces following 48 hours prior written notice from Tenant, and such failure to provide to Tenant for Tenant's use 201 parking spaces in the Additional Parking Area in the Reserved Spaces continues for thirty (30) consecutive days, then Tenant may at any time after such thirty (30) consecutive days, but during the Rent abatement period, terminate this Lease by written notice to Landlord which notice shall specify the effective date of termination which date shall not be more than one hundred eighty (180) days after the date of Tenant's notice of termination.

         (e) Notwithstanding the foregoing, if a casualty or condemnation adversely affects the Building Parking Garage and/or Additional Parking Area, then Landlord can relocate (i) the Building Parking Garage spaces to visitor parking spaces described in Exhibit L hereto, or other visitor parking spaces designated by Landlord from time to time (provided that such visitor lot(s) shall be moved to either Lot 2 and/or Lot 7, at Landlord's reasonable discretion), for up to one hundred eighty (180) days, and (ii) the surface parking spaces in the Additional Parking Area within a one (1) mile radius of Building for up to ninety (90) days. If Tenant's original parking spaces are not restored within (i) one hundred eighty (180) days for those Tenant parking spaces located within the Building Parking Garage, or (ii) ninety (90) days for those Tenant parking spaces located within the Additional Parking Area, then Tenant shall have right to terminate this Lease, prior to the restoration of such original parking spaces, by providing written notice to Landlord, which notice shall specify the effective date of termination which date shall not be more than one hundred eighty (180) days after the date of Tenant's notice of termination. Notwithstanding anything to the contrary in this Section 6, in the event Tenant is not able to use the Additional Parking Area for the parking spaces provided herein due to a casualty or condemnation, then Landlord, at its sole cost and expense, shall use its best efforts to immediately provide alternative parking for Tenant within a one (1) mile radius of the Building

(with a reasonable number of parking shuttles to transport Tenant's employees to and from such parking areas and the Building) until Tenant is once again able to use the Additional Parking Area for the parking spaces provided herein. Notwithstanding anything to the contrary in this Section 6, if Landlord immediately provides such alternative parking for Tenant (i) in the visitor parking area described in Exhibit L hereto, or other visitor parking spaces as described above, for the parking spaces within the Building Parking Garage, and
(ii) within a one (1) mile radius of the Building (with a reasonable number of parking shuttles, at Landlord's cost and expense, to transport Tenant's employees to and from such parking areas and the Building) for the parking spaces within the Additional Parking Area, then Landlord shall be deemed to have provided Tenant with the required parking under this Lease; provided, however, Tenant shall still have the right to terminate this Lease as provided above in this paragraph if Tenant's original fifty-five (55) parking spaces are not restored within (i) one hundred eighty (180) days for Tenant's parking spaces located within Building Parking Garage, or (ii) ninety (90) days for Tenant's two hundred and one (201) parking spaces located within the Additional Parking Area. In the event Tenant is not able to use the Building Parking Garage and/or Additional Parking Area for the parking spaces provided in this Lease due to a casualty or condemnation, and if Landlord is unable to immediately provide (i) alternative parking in the visitor parking area described in Exhibit L hereto, or other visitor parking spaces as described above, for the Tenant parking spaces located within the Building Parking Garage, and/or (ii) alternative parking within a one (1) mile radius of the Building for the Tenant parking spaces located within the Additional Parking Area, then such failure to immediately provide parking in the Building Parking Garage and/or Additional Parking Area, as applicable, shall result in Rent abating for the Premises until Tenant is provided the use of such parking spaces in the Additional Parking Area and the Building Parking Garage, and if such failure continues for thirty (30) consecutive days, then Tenant may at any time after such thirty (30) consecutive days, but during the Rent abatement period, terminate this Lease by written notice to Landlord which notice shall specify the effective date of termination which date shall not be more than one hundred eighty (180) days after the date of Tenant's notice of termination.

         (f) Landlord covenants to Tenant that it will not separately (without also selling the Building and Building Parking Garage and other Additional Parking Area) (i) sell or convey any of the Additional Parking Area set forth on Exhibit K hereto to any other party, or (ii) enter into a ground lease for any of the Additional Parking Area set forth on Exhibit K hereto with any other party; provided, however, (i) Landlord may sell or convey, or enter into a ground lease for, any of the Additional Parking Area, if Landlord provides to Tenant substitute parking at no greater distance than the Additional Parking Area lot that is being sold or leased, and (ii) subject to Section 6.01(a) Landlord may, in its sole and absolute discretion, enter into a ground lease for lots 1, 5 and 12 in the Additional Parking Area that is terminable by Landlord, in its sole discretion, upon thirty (30) days notice.

         (g) Except as otherwise expressly provided in this Section 6.01, Landlord shall not be financially liable for the unauthorized use of Tenant's parking, provided that it has immediately taken reasonable measures to insure the availability of such parking. Tenant shall use reasonable efforts to ensure that its employees restrict their use of parking to Tenant's parking spaces. In the event Landlord fails within forty-eight (48) hours of Tenant's written notice to remove an unauthorized vehicle from the parking area's provided for tenants of the Building or from Tenant's contiguous covered parking spaces, Tenant at its risk may cause such vehicle to be towed by a licensed car towing company at the expense of Landlord. Landlord shall keep and maintain the Additional Parking Area in a safe condition.

         (h) Landlord hereby agrees to reserve seven (7) parking spaces in the visitor parking area described in Exhibit L hereto (five (5) spaces in the front row and two (2) spaces in the second row) for Tenant's sole use. Landlord shall have the right during the Lease Term if the visitor parking area described in Exhibit L hereto is routinely full to reallocate up to fifteen (15) parking spaces in the Additional Parking Area to be used for visitor parking for the Building.;

                         ARTICLE SEVEN - USE AND ACCESS

         Section 7.01 Use.

         (a) Tenant, its Affiliates (as defined in Section 16.01), and permitted assignees and subtenants, shall have the right to use the Premises for general office purposes, including data centers and storage consistent with general office use.

         (b) To the extent Tenant's use as set forth in subsection (a) above or any other special uses to which Tenant is permitted by Landlord for the Premises require a specific Certificate of Occupancy, or a special entry on the general Certificate of Occupancy for the Building, Tenant shall obtain the same at its sole expense and shall provide Landlord with a copy upon request; and Tenant shall be responsible for obtaining any special health, safety or other governmental permit, approval or license required in connection with any such specific use as well as the building permits for Tenant's work and Certificate of Occupancy (if required) for the Premises. Landlord shall cooperate with Tenant and shall execute all applications, authorizations and other instruments reasonably required to enable Tenant to fulfill its responsibilities under this subsection. Notwithstanding the foregoing, Landlord will obtain all necessary permits, approvals and licenses, including all certificates of occupancy for the construction of the Tenant Improvements (as defined in Exhibit B). Tenant shall use the Premises so that (i) no unreasonable noise, smell (including those resulting from food preparation) or vibrations will emanate from the Premises into common areas or areas leased by other tenants or occupants of the Building;
(ii) other occupants of the Building are not unreasonably disturbed or interfered with in their use and enjoyment of their premises, the Building or the Common Building Facilities; (iii) all Applicable Laws will be complied with;
(iv) such use will not create design load or other problems for the structural, mechanical, electrical, plumbing or HVAC systems of the Building; (v) ventilation, fire hazard and special waste disposal problems are addressed to Landlord's reasonable satisfaction; and (vi) Landlord's other concerns for the safe and efficient operation, maintenance and repair of the Building and Common Building Facilities are addressed to Landlord's reasonable satisfaction.

         Section 7.02 Environmental.

         (a) As of the Effective Date, Landlord represents and warrants to Tenant that the Premises are free of any exposed toxic and hazardous materials in concentrations, or levels sufficient that by current applicable governmental standards to cause the specific material to be classified or identified as toxic or hazardous material. Prior to commencement of construction of any improvements above the ceiling grid in the Premises, Tenant shall deliver to Landlord and

Landlord shall review all of Tenant's plans and construction documents and determine whether such construction (as set forth in the plans and construction documents) will disturb or expose any encapsulated, sealed or enclosed hazardous materials located in the Building or Complex. If Landlord determines that such plans and/or construction will disturb any such hazardous materials, then Tenant will use reasonable efforts to modify its plans and/or construction documents so as not to disturb such hazardous materials. If Tenant is unable through reasonable efforts to successfully modify such plans and/or documents or if such modifications will require additional cost or delay in construction of Tenant's leasehold improvements, then Tenant shall not perform such leasehold improvements to the Premises and in the case of the Tenant Improvements this Lease will automatically terminate without liability to either party. In the case of other improvements to the Premises other than Tenant Improvements, Tenant shall have the right to construct such improvements if it elects to accept such additional costs or delays. Except in the case of an emergency (when Tenant shall provide such plans (if any) and/or construction documents to Landlord as soon as reasonably possible) and prior to the commencement of the work to be performed by Landlord pursuant to Exhibit "B", Tenant shall provide Landlord reasonable documentation of any alteration or addition to be made above the ceiling grid by Tenant to the Premises. Landlord, within ten (10) days of its receipt of such documentation, will determine whether such alteration or addition will disturb or expose any encapsulated hazardous substances.

         (b) Tenant its contractors, agents and their respective employees shall not incorporate into or use, or otherwise place, expose, disturb or dispose of at the Premises or within the Boulder Towers Complex any hazardous materials in concentrations or levels sufficient so that by the then applicable EPA, OSHA or other applicable governmental standards the specific materials would be classified or identified as toxic or hazardous materials except for the limited purposes of use and storage only where (i) such materials are in small quantities, properly labeled and contained, (ii) such materials are handled and disposed of in accordance with the generally accepted industry standard for safety, storage, use and disposal, (iii) such materials are used for use in the ordinary course of business (i.e., as with office cleaning supplies), (iv) Tenant complies with Landlord's Hazard Communication Program (a copy of which is available at the Landlord's office).

         (c) Landlord its contractors, property manager, agents and their respective employees shall not dispose of at the Premises or disturb or expose or incorporate into or use or otherwise place any toxic or hazardous materials in the Building in concentration or levels sufficient that by then applicable governmental standards cause the specific material so identified to be classified or identified as toxic or hazardous materials and shall otherwise deal with all existing toxic or hazardous materials (as described in Section 7.02(a)) at the Premises and in the Building in a manner that will not adversely affect Tenant's access, use or occupancy of the Premises and the Building Parking Garage and Additional Parking Areas. Any remediation or control at the Premises or the Building will be in accordance with all applicable governmental laws, rules, and regulations. If Landlord ever has knowledge of the presence in the Premises or the Building of such toxic or hazardous materials which affect the Premises, Landlord shall notify Tenant in writing promptly after receiving such knowledge. If Tenant ever has knowledge of the presence in the Premises of such toxic or hazardous materials which affect the Premises, Tenant shall notify Landlord in writing promptly after receiving such knowledge. For purposes of this Lease, hazardous or toxic materials shall mean hazardous or toxic chemicals or any materials or wastes containing hazardous or toxic chemicals or materials at levels or content which causes such materials or wastes to be classified as hazardous or toxic as then prescribed by the then current levels or contents as set from time to time by EPA or OSHA or as identified under 29-CFR-1910 or 29-CFR-1925 or other applicable governmental laws, rules and regulations.

         Except for any breach or failure by Tenant to comply with its obligations as set forth in Sections 7.02(a), 7.02(b), 7.02(c) and 7.02(d) of this Lease, Landlord shall be responsible and liable for the existence of and remediation of all hazardous materials which may exist now or in the future in the Premises or the Building, the Complex or the Building Parking Garage or Additional Parking Areas.

         (d) If Tenant its agents, contractors or their respective employees shall ever violate the provisions of Paragraph (b) above (that apply to Tenant regarding toxic or hazardous materials), or if Tenant's acts, negligence, breach of this provision or business operations materially expand the scope of or materially worsen any contamination from toxic or hazardous materials installed or introduced by Tenant in the Building, then Tenant shall clean up, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, laws, rules and regulations and repair any damage to the Premises or any part of the Building or The Boulder Towers Complex within such period as may be reasonable under the circumstances after written notice by Landlord, provided that such work shall commence not later than fifteen (15) days from such notice and be diligently and continuously carried to completion by Tenant or Tenant's designated contractors.

         Tenant shall notify Landlord of its method, time and procedure for any clean-up or removal of toxic or hazardous materials under this provision; and Landlord shall have the right to require reasonable changes in such method, time or procedure or to require the same to be done after normal business hours or when the Building or The Boulder Towers Complex is otherwise closed (i.e., weekends and holidays).

         (e) If Landlord, its agents, contractors, property manager or their respective employees shall ever violate the provisions of Paragraph (c) above (that apply to Landlord regarding toxic or hazardous materials), or if Landlord's acts, negligence, breach of this provision or business operations materially expand the scope of or materially worsen any contamination from toxic or hazardous materials installed or introduced by Landlord (including the Tenant Improvements described in Exhibit "B") or existing in the Building, then Landlord shall clean up, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, laws, rules and regulations and repair any damage to the Premises or any part of the Building or The Boulder Towers Complex within such period as may be reasonable under the circumstances after written notice by Tenant, provided that such work shall commence not later than fifteen (15) days from such notice and be diligently and continuously carried to completion by Landlord or Landlord's designated contractors.

         Landlord shall notify Tenant of its method, time and procedure for any clean-up or removal of toxic or hazardous materials under this provision; and Tenant shall have the right to require reasonable changes in such method, time or procedure or to require the same to be done after normal business hours or when the Building or The Boulder Towers Complex is otherwise closed (i.e., weekends and holidays). Notwithstanding the foregoing in this Section 7.02, in the event that Landlord's clean-up or removal pursuant to this subsection (e) ("Clean Up or Removal") adversely affects all or any portion of the Premises for more than one (1) business day, the Rent shall abate as to the portion of the Premises so affected until the affected portion of the Premises can be used again for normal business purposes. If such Clean Up or Removal materially and adversely affects Tenant's use of the Premises for thirty (30) consecutive days, then Tenant shall have the right to terminate this Lease after written notice to Landlord (but in all events prior to the substantial completion of such Clean Up or Removal), which notice shall specify the effective date of termination and which date shall not be more than one hundred eighty (180) days after the date of Tenant's notice of termination.

         Section 7.03 Access. Subject to events beyond Landlord's reasonable control and emergencies which may arise, Tenant, its permitted subtenants and their employees, licensees and guests, shall have access to the Premises at all times, 24 hours per day, every day of the year, except if the Building is closed due to an emergency or the Building is closed by governmental order, or the Building is closed by Landlord for security or safety concerns. Except in the event a lack of access is caused by a casualty or condemnation, a lack of access as required hereunder shall be deemed an interruption of Building Services as set forth in Section 5.08 hereof, which shall entitle Tenant to all abatement and termination remedies specified in Section 5.08. Notwithstanding anything in this paragraph to the contrary, a lack of access as required hereunder due to an emergency beyond Landlord's reasonable control (but only for and up to a maximum of three (3) business days) shall not be deemed an interruption of Building Services as set forth in Section 5.08 hereof, and shall not entitle Tenant to any abatement and/or termination remedies specified in
Section 5.08; provided, however that a lack of access due to an emergency in excess of three (3) business days shall be deemed an interruption of Building Services under Section 5.08 hereof. Notwithstanding anything in this paragraph to the contrary, should the Tenant's lack of access to the Premises be caused by either (i) fire or other casualty or (ii) condemnation or eminent domain proceeding, then the provisions of Article 9 herein (in the event of a fire or other casualty), or Article 12 herein (in the event of a condemnation or eminent domain proceeding, shall prevail in determining Tenant's rights to abatement and termination and Tenant shall not have a right to an abatement of Rent or a right to terminate this Lease under this paragraph.

         Section 7.04 Storage Space. Tenant shall have the right to lease the Storage Space on the basement level of the Building at a rate during the Initial Term as set forth in Exhibit "C" hereto and during the Renewal Term at an amount equal to the Fair Market Value Rate for onsite storage which shall not in any event exceed $6.50 per square foot per year. Landlord upon request shall advise Tenant of the availability of any additional existing storage space in the basement and the rental rate for such additional space shall be the same as the rental rate for the Storage Space. The storage space leased to Tenant shall be subject to reasonable rules and regulations by Landlord which shall not modify or amend or be inconsistent with the provisions of this Lease, nor shall such rules or regulations require the payment or expenditure of additional monies by Tenant, and shall be provided by Landlord on an "AS IS" basis with limited services appropriate for storage space.

         Section 7.05 Building Directory. Landlord, at its expense, shall maintain a Building directory in the lobby of the Building for all tenants of the Building. Landlord shall also provide floor signage in the elevator lobby of each of Tenant's floors as requested by Tenant at Tenant's expense. The exact size, location, and design of such signage to be approved by Landlord which approval shall not be unreasonably withheld. Landlord shall list Tenant on such directory at no charge for the initial listing, such initial listings on the directory as Tenant shall reasonably require up to Tenant's pro rata share of the available listings. All changes, additions and subtractions to and from Tenant's initial listings shall be at Tenant's sole expense, and Tenant shall pay Landlord's reasonable cost for the same. Landlord reserves the right to modify or replace the directory at any time in the future in its sole discretion.

         Section 7.06 Tenant Interior Signage. At Tenant's sole cost of installation and maintenance, Tenant shall have the right to install, affix or display its name and logo on any door, window or wall of the Premises without obtaining the consent of Landlord, provided that such name or logo is not visible from the exterior of the Building. In addition, Tenant shall, at Tenant's sole cost of installation and maintenance, have the right to install, affix or display its name or logo in the common areas on the floors of the Premises subject to the approval of Landlord, which approval will not be unreasonably withheld or delayed.

                     ARTICLE EIGHT - REPAIRS AND MAINTENANCE

         Section 8.01 Landlord's obligation to Repair and Maintain. Landlord shall, at its sole cost and expense, such cost and expense to be Operating Expenses, keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance upon the Complex, Building, the base building systems within the Premises and the Common Building Facilities and all parts thereof, including, but not limited to, the ceilings, lighting, base building HVAC, plumbing, walls, floors, corridors, lobbies, and base building equipment within and serving the Premises and the Building (including the Building Parking Garage and Additional Parking Area) which are required in the normal maintenance and operation of the Premises and the Building and in accordance with Landlord's operational requirements as set forth in this Lease.

         Section 8.02 Tenant's obligations.

         (a) Subject to the terms and provisions of Section 17.02 of this Lease, Tenant shall maintain the Premises (except the Common Building Facilities contained therein), including all of Tenant's additions, alterations, installations, improvements and trade fixtures, the diesel motor for the Data Center Space located outside the Building, and other Special Systems installed by or on behalf of Tenant, and all of Tenant's property within the Premises and shall repair any and all damage caused by it to the Premises, ordinary wear and tear, damage by fire or other casualty, damage arising out of condemnation or eminent domain proceedings and damage caused by others for whom Tenant is not responsible excepted. Upon termination of this Lease, Tenant shall surrender and deliver up the Premises in the same condition in which existed at the commencement of this Lease, except for ordinary wear and tear, Tenant's alterations, additions, installations and improvements, repairs and maintenance assumed by Landlord, damage arising from fire or other casualty, damage arising out of condemnation or eminent domain proceedings and damage caused by others for whom Tenant is not responsible and which damage Tenant is otherwise not obligated to repair or restore under this Lease. Notwithstanding the foregoing in this Section 8.02(a), Tenant, at Landlord's sole risk and cost, shall maintain the Liebert units currently located in the Data Center Space ("Liebert Units"), and the diesel motor for the Data

Center Space located outside the Building ("Diesel Motor"). Tenant shall enter into quarterly maintenance contracts with a contractor reasonably acceptable to both Landlord and Tenant for the maintenance of the Liebert Units and the Diesel Motor. Landlord shall reimburse Tenant within thirty (30) days of delivery of an invoice from Tenant for all maintenance costs incurred by Tenant for maintenance of the Liebert Units, and the Diesel Motor. If Tenant fails to enter into such quarterly maintenance contracts for the Liebert Units and the Diesel Motor, then Tenant shall be solely responsible for all maintenance, repair and replacement costs for the Liebert Units and the Diesel Motor. Notwithstanding the foregoing in this Section 8.02(a), Landlord shall pay all maintenance, repair and replacement costs of the Liebert Units and the Diesel Motor.

         (b) If Tenant fails to perform any maintenance or repair required under this Section 8.02, Landlord may, following thirty (30) days' written notice to Tenant, perform the same and Tenant shall reimburse Landlord for the reasonable cost of such maintenance and/or repair within thirty (30) days of Landlord's invoice therefore, together with invoices and paid receipts and other reasonable evidence of such costs. If such amounts are not paid by Tenant within the thirty (30) day period, interest shall accrue on such sums based on Chase Manhattan Bank's New York published prime rate or in the event Chase Manhattan Bank no longer publishes a prime rate, another major bank substituted by Landlord, plus 150 basis points (the "Default Rate"). In addition, if Tenant's failure to maintain or repair causes an imminent threat to persons or property, Landlord may, after providing Tenant with such notice as is reasonable under the circumstances, perform such maintenance or repair and Tenant shall reimburse Landlord for the reasonable cost of such maintenance and/or repair within thirty
(30) days of Landlord's invoice therefor, together with invoices and paid receipts and other reasonable evidence of such costs. If such amounts are not paid by Tenant within the thirty (30) day period, interest shall accrue on such sums until paid at the Default Rate.

                        ARTICLE NINE - FIRE AND CASUALTY

         Section 9.01 Damage or Destruction.

         (a) If the Building or any part thereof should be destroyed or damaged by fire or other casualty during the Term of this Lease, then (unless this Lease is terminated by Landlord or Tenant as hereinafter provided) Landlord shall within sixty (60) days of the date of the casualty, proceed to diligently and continuously reconstruct, restore and repair the Building and the base building systems and Building standard improvements contained in the Premises, as the case may be, to a condition substantially equivalent to their former condition. If Landlord fails to commence or diligently and continuously proceed with such action within this period of time or if the restoration is not substantially completed within one-hundred and eighty (180) days of the casualty, then Tenant, as its sole and exclusive remedy for such failure (in addition to Section 9.01(c)), may forthwith terminate this Lease (effective no later than one hundred eighty (180) days after the date of Tenant's notice) prior to the substantial completion of such restoration.

         (b) Notwithstanding anything to the contrary in Section 9.01 (a), Landlord's obligation to restore shall be limited to the insurance proceeds it receives; provided however, such limitation shall not impair or limit Tenant's right to terminate the Lease for Landlord's failure to timely commence or to complete restoration as provided in Section 9.01 (a).

         (c) Commencing with the date of such damage, the Rent provided for herein shall abate pro rata to the extent that, and for so long as, any portion of the Premises is adversely affected for the use described in Section 7.01(a) or for so long as damage to Common Building Facilities adversely affects the performance of Tenant's business; provided however that upon substantial completion by Landlord of its restoration work, Rent shall commence on the expiration of a reasonable time thereafter required for Tenant to substantially complete its restoration work under Section 9.01 (e).

         (d) It is agreed that if the Building is totally destroyed by any cause or is so substantially destroyed such that reconstruction would require more than one hundred eighty (180) days, as reasonably estimated by Landlord's architect or contractor, either Landlord or Tenant may elect to terminate this Lease by giving the other party written notice of such election within thirty
(30) days after the giving of the notice from Landlord hereinafter provided. Such termination shall be effective as of the date of such election. In the event of any substantial casualty, Landlord shall within thirty (30) days thereafter, give Tenant written notice of the estimated time required to repair the same as reasonably estimated by Landlord's contractor or architect.

         (e) For any casualty to the Premises only, or any casualty to the Building and Premises in which Landlord is obligated to restore the Building or otherwise elects to restore the Building, Tenant, subject to Sections 9.01(a),
(c) and (d) above, shall promptly commence and diligently prosecute to completion the restoration of all leasehold improvements, alterations, installations, additions and trade fixtures which are damaged or destroyed to a completion substantially equivalent to their condition on the date of the casualty; provided, however, that in the event such casualty referred to in this
Section 9.01(e) shall occur in the last two Lease Years, then Tenant shall have the right to terminate this Lease within thirty (30) days following such casualty upon written notice to Landlord, which notice shall specify the effective date of termination and which date will not be more than one hundred eighty (180) days after the date of Tenant's notice of termination.

         Notwithstanding anything to the contrary in this Paragraph 9.01, Landlord and Tenant agree to the following:

         (1) In the event that a casualty materially and adversely affects Tenant's use of the Data Center Space for 150 consecutive days ("150 Day Period"), then Landlord, at its sole cost and expense, shall have the right prior to the expiration of the 150 Day Period to relocate the Data Center Space to other space in the Building and to construct new Data Center Space. In such event, Landlord, at its sole cost and expense, shall construct such new Data Center Space within the 150 Day Period so that such space shall be in substantially the same condition as existed in the original Data Center Space prior to the casualty. Such new Data Center Space shall include the Liebert Units, Diesel Motor and electronic switching equipment located in the Data Center Space (the "Switching Equipment"), and Landlord shall insure that the new Data Center Space shall be located within 300 feet of Tenant's satellite dishes, or Landlord shall move such satellite dishes to a location mutually acceptable to Landlord and Tenant which is within 300 feet of the new Data Center Space. During the construction of the new Data Center Space, Rent for the Data Center Space shall abate. Upon substantial completion of construction of such new Data Center Space within the 150 Day Period and the commencement of operations in the

Data Center Space, (i) the term "Data Center Space" as defined in Section 1.01(b) of this Lease shall be amended to be the new Data Center Space, and any necessary adjustments to Annual Rental for the Data Center Space shall be made in accordance with Exhibit "C" to this Lease; and (ii) Tenant shall no longer have the right to an abatement of Rent or the right to terminate this Lease under this Section 9.01 because of the casualty affecting the Data Center Space.

         (2) In the event that a casualty materially and adversely affects Tenant's use of the Storage Space for 120 consecutive days (120 Day Period), then Landlord, at its sole cost and expense, shall have the right prior to the expiration of the 120 Day Period to relocate the Storage Space to other space in the Building. In such event, Landlord, at its sole cost and expense, shall construct such new Storage Space within the 120 Day Period so that such space shall be in substantially the same condition as existed in the original Storage Space prior to the casualty. During the construction of the new Storage Space, Rent for the Storage Space shall abate. Upon substantial completion of construction of such new Storage Space within the 120 Day Period, (i) the term "Storage Space" as defined in Section 1.01(b) of this Lease shall be amended to be the new Storage Space, and any necessary adjustments to Annual Rental for the Storage Space shall be made in accordance with Exhibit "C" to this Lease; and
(ii) Tenant shall no longer have the right to an abatement of Rent or the right to terminate this Lease under this Section 9.01 because of the casualty affecting the Storage Space.

         (3) In the event Landlord fails to complete the new Data Center Space or Storage Space within the 150 Day Period or 120 Day Period respectively, then Tenant may terminate this Lease at any time prior to the Substantial Completion of the Data Center Space (either the old or new Data Center Space) or the Storage Space (either the old or new Storage Space), such termination date to be no more than one hundred eighty (180) days after the date of Tenant's termination notice to Landlord.

         Section 9.02 Waiver of Subrogation Rights. Notwithstanding anything in this Lease to the contrary, Landlord, Tenant, and all parties claiming under them, each mutually waive, release and discharge each other from responsibility for any and all rights of recovery, claim, action or cause of action against the other for any loss or damage that may occur to the Premises, the Building, the Complex, the Common Building Facilities, or any personal property of Landlord or Tenant, arising from any cause that would be insured against under the terms of any insurance required to be carried hereunder. The foregoing waiver, release and discharge shall apply regardless of the cause or origin of such claim, including, but not limited to, the negligence of a party, or such party's agents, officers, employees or contractors. Any fire, extended coverage or property insurance policy required to be maintained by Tenant in this Lease with respect to the Premises, or Landlord with respect to the Building, the Complex, the Common Building Facilities, shall contain, in the case of Tenant's policies, a waiver of subrogation provision or endorsement in favor of Landlord (but only for liabilities expressly assumed by Tenant in this Lease), and in the case of Landlord's policies, a waiver of subrogation provision or endorsement in favor of Tenant, or, in the event that such insurers cannot or shall not include or attach such waiver of subrogation provision or endorsement, Tenant and Landlord shall obtain the approval and consent of their respective insurers, in writing, to the terms of this Lease. Tenant agrees to indemnify, protect, defend and hold harmless each and all of the Landlord Indemnitees (defined below) from and against any claim, suit or cause of action asserted or brought by Tenant's insurers for, on behalf of, or in the name of Tenant, including, but not limited to, claims for contribution, indemnity or subrogation, brought in contravention of this paragraph. Landlord agrees to indemnify, protect, defend and hold harmless each and all of the Tenant Indemnitees (defined below) from and against any claim, suit or cause of action asserted or brought by Landlord's insurers for, on behalf of, or in the name of Landlord, including, but not limited to, claims for contribution, indemnity or subrogation, brought in contravention of this paragraph. The mutual releases, discharges and waivers contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD INDEMNITEES OR TENANT INDEMNITEES.

                            ARTICLE TEN - LIABILITY

         Section 10.01 Indemnity by Tenant. To the extent permitted by law, Tenant agrees to indemnify, protect, defend and hold Landlord, its affiliates and their respective agents, employees, officers and directors (the "Landlord's Indemnitees") harmless against any and all actions, claims, demands, costs and expenses, including reasonable attorney's fees and expenses for the defense thereof, to the extent arising from Tenant's negligence, from the undertaking of any alterations, work or repairs to the Premises or the Complex (if any) by Tenant or from any willful or negligent act of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises, but only to the extent of Landlord's liability, if any, in excess of amounts, if any, paid to Landlord under insurance covering such claims or liabilities. In case of any action or proceeding brought against the Landlord's Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

         Section 10.02 Indemnity by Landlord. To the extent permitted by law, Landlord agrees to indemnify, protect defend and hold the Tenant, its affiliates and their respective agents, employees, officers and directors ("Tenant's Indemnitees") harmless against any and all actions, claims, demands, costs and expenses, including reasonable attorney's fees and expenses for the defense thereof, arising from Landlord's negligence, from the undertaking of any alterations, work or repairs to the Premises or the Complex by Landlord, its contractors, agents, or their respective employees, or from any willful or negligent act of Landlord, its agents, contractors, servants, employees, customers or invitees, in or about the Premises and the Complex, but only to the extent of Tenant's liability, if any, in excess of amounts, if any, paid to Tenant under the insurance required to be carried pursuant to the terms of this Lease and covering such claims or liabilities. In case of any action or proceeding brought against the Tenant's Indemnities by reason of any such claim, upon notice from Tenant, Landlord covenants to defend such action or proceeding by counsel reasonably satisfactory to Tenant.

         Section 10.03 Disclaimer of Consequential Damage. Notwithstanding anything in this Lease to the contrary, neither Landlord nor Tenant shall in any event or occurrence be liable to the other for special, indirect or consequential damages resulting or arising out of this Lease, including without limitation, loss of use, profit or business, however caused. The provisions of this Section shall control over any conflicting provision of this Lease.

                    ARTICLE ELEVEN - ALTERATIONS AND FIXTURES

         Section 11.01 Alterations by Tenant and Landlord.

         (a) Tenant may make such alterations in or additions to the Premises as it shall from time to time elect to make without obtaining the consent of Landlord; provided, however, that any material alteration in or addition to the Premises (it being expressly agreed that decorations, redecorating, substitutions and nonstructural changes which are not visible from the exterior of the Building and do not adversely affect the base building HVAC or mechanical, electrical or plumbing systems or penetrate above the ceiling grid shall not be deemed material the "Permitted Alterations") shall be subject to the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed, except as to changes visible from the exterior of the Building or changes which impair or cause load design problems for the structural, HVAC, mechanical, electrical or plumbing systems of the Building, as to which Landlord may withhold consent in its sole discretion. Subject to the approval of Landlord, which will not be unreasonably withheld, Tenant may use contractors of its own selection and there shall be no overhead or supervision fees to Landlord for any such work. Tenant shall reimburse Landlord for any reasonable out-of-pocket fees or expenses paid to third-party architects, engineers, consultants and/or other professionals in evaluating any alteration requested by Tenant pursuant to this Section 11.01. Notwithstanding the foregoing, Tenant shall not make any material alterations or changes to the Liebert Units, Diesel Motor and Switching Equipment and the Building systems, including the fire suppression system, located within the Data Center Space.

         (b) In addition to the work to be performed by Landlord pursuant to Exhibit "B", any other alterations or additions made by Tenant in the Premises shall be constructed and completed in a good and workmanlike manner at Tenant's expense by contractors approved by Landlord, such approval not to be unreasonably withheld or delayed. Except for Permitted Alterations, Tenant shall furnish to Landlord in advance the plans and specifications for any alterations and/or additions to the Premises and any other information which Landlord may reasonably request pertaining to such alterations or additions. Landlord shall determine (within the time period specified in Section 7.02(a)) whether or not such proposed alterations or additions will disturb the areas in the Building which are identified as possibly containing enclosed hazardous materials as referred to in Section 7.02. If Landlord reasonably determines that such plans and/or construction will disturb any such hazardous materials, then Tenant shall have the right to modify its plans and/or alterations and/or additions to the Premises so as to not disturb such hazardous materials. If Tenant elects not to modify such plans and/or documents or if such modifications will require additional cost or delay (which is not acceptable to Tenant) in construction of Tenant's alterations or additions, then Tenant shall not perform alterations or additions to the Premises. Tenant shall obtain all necessary governmental permits, licenses and approvals and shall comply with all Applicable Laws and the reasonable requirements of Landlord as to work schedule, noise abatement, safety, security, elevator access, trash removal and other activities to minimize disruption and annoyance to other tenants in the Building.

         (c) Tenant shall pay all taxes and assessments levied with respect to Tenant's above standard leasehold improvements, alterations, additions, installations, trade fixtures and personal property in the Premises.

         (d) Tenant shall indemnify and hold harmless Landlord from and against any and all losses, damages, costs and expenses (includes costs of suit and attorneys' fees), liabilities, or causes of action arising out of or relating to mechanics, materialmen's or other liens or claims (and all costs or expenses associated therewith) asserted, filed or arising out of any alterations, additions, installations, or improvements made by Tenant to the Premises (not including the work to be performed by Landlord on behalf of Tenant pursuant to Exhibit "B" hereto). All contracts with materialmen, contractors, artisans, mechanics, laborers and other parties hereafter contracting with Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises must provide that they look solely to Tenant for payment for same.

         Section 11.02 Tenant's Property.

         (a) Tenant, at its expense, may, at any time and from time to time, install in and remove from the Premises its trade fixtures, logos, trade names, equipment, movable partitions, walls and wall systems (excluding the Virginia Panel Wall System which shall remain the property of Landlord), furniture and furnishings and all of Tenant's other personal property, provided such installation or removal is accomplished without material damage to the Premises or the Building and Tenant promptly repairs any damage thereto.

         (b) Upon the expiration of this Lease, Tenant shall remove all of Tenant's personal property and trade fixtures and Tenant shall promptly repair any damage to the Premises or the Building. If Tenant fails to remove any personal property of Tenant that Tenant may remove upon the termination of this Lease, any such property not so removed shall, at Landlord's election, become the property of Landlord or be removed by Landlord at Tenant's expense. Notwithstanding the foregoing Tenant shall have no obligation to remove walls, wall systems, ceilings or floor coverings in the Premises. Notwithstanding anything in the Lease to the contrary, if requested by Landlord in writing, Tenant, shall be responsible, at its sole cost and expense, for removing the internal stairwell between the thirteenth (13th) and fourteenth (14th) floors upon the completion or earlier termination of this Lease and Tenant shall promptly restore such floor area to substantially the same condition that existed prior to installation of such stairwell.

                          ARTICLE TWELVE - CONDEMNATION

         Section 12.01 Total Taking. If all of the Building or the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose (other than for temporary use or occupancy), the Term of this Lease shall terminate as of the date of vesting of title (the "Date of the Taking"), and, subject to a proration and apportionment of Annual Rental and proration, apportionment and reconciliation of Additional Rental and other sums due hereunder as of the Date of the Taking, no further Rent shall be due hereunder.

         Section 12.02 Partial Taking. If a part of the Premises shall be so taken, then Landlord shall give Tenant prompt written notice thereof and the part so taken shall no longer constitute part of the Premises, but this Lease shall continue in force and effect as to the part not so taken; provided, however, that Tenant may elect to terminate this Lease (a) if a partial taking of the Premises occurs and Landlord is not able to provide alternate premises in the Building reasonably acceptable to Tenant for the normal conduct of Tenant's business for the portion of the Premises taken or if, in the good faith, reasonable judgment of Tenant, the remaining portion of the Premises cannot be economically and practicably used by Tenant for the conduct of its business or (b) if a partial taking has a material and adverse effect upon (i) the normal conduct by Tenant of its business in the Premises, or (ii) the parking for Tenant and its visitors and Landlord does not relocate such parking pursuant to Section 6.01(d) of this Lease. Tenant shall give notice of any election to terminate to Landlord not later than sixty (60) days after notice of such taking is given by Landlord to Tenant. Upon the date specified in Tenant's notice (which shall be a date as soon thereafter as is practical for Tenant to relocate from the Building, but in no event more than one hundred eighty (180) days thereafter), the Term of this Lease shall terminate and, subject to a proration and apportionment of Annual Rental and proration, apportionment and reconciliation of Additional Rental and other sums due hereunder as of the date of the termination, no further rent shall be due hereunder. Upon a partial taking and the Term of this Lease continuing in force as to any part of the Premises, the Annual Rental or any Additional Rental shall be reduced proportionately based upon the part or parts of the Premises and/or other parts of the Building so taken. If a part of the Building is taken, and either (i) Landlord's architect or contractor reasonably estimates that reconstruction would require more than one hundred eighty (180) days; (ii) in Landlord's good faith, reasonable judgment the remaining portion of the Building cannot be restored to a functional whole or cannot be restored so as to be efficient and economically viable to own, operate and maintain as a commercial office building or (iii) the cost of restoration will require more than the condemnation proceeds paid to Landlord, then Landlord may elect to terminate this Lease by delivering written notice of such election to Tenant not later than sixty (60) days following the Date of the Taking, and this Lease shall terminate as of a date mutually acceptable to Landlord and Tenant, but in no event more than one hundred eighty (180) days following such notice, subject to a proration and apportionment of Annual Rental and proration, apportionment and reconciliation of Additional Rental and other sums due hereunder.

         Section 12.03 Claims of Landlord and Tenant. Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking (other than for temporary use and occupancy) provided for in this Article and Tenant shall receive no part of such award, except as hereinafter expressly provided. Tenant shall have the right to make a separate claim with the condemning authority for (a) any moving expenses incurred by Tenant as a result of such condemnation; (b) any costs incurred and paid by Tenant in connection with the layout work, tenant's work or any alteration or improvement made by and paid for by Tenant to the Premises including the work performed by Landlord on behalf of Tenant pursuant to Exhibit "B"; (c) the value of any of Tenant's property taken; and (d) any other separate claim which Tenant may hereafter be permitted to make. Notwithstanding the foregoing, Tenant's separate claim shall not be reduced or adversely affected by the amount of Landlord's award. If Tenant shall not be permitted to make a separate claim in such proceeding, Landlord will at Tenant's request, prosecute all claims in such proceeding on behalf of both Landlord and Tenant in which event Tenant may, if it so elects and at its expense, join with Landlord in such proceeding, retain co-counsel, attend hearings, present arguments and generally participate in the conduct of the proceeding; provided, however, that if Landlord incurs any additional expense because of Tenant's exercising its rights under this sentence, Tenant will bear such additional expense.

         Section 12.04 Distribution of the Award. The aggregate amount of all awards received in any proceeding relating to any taking (other than awards to Tenant pursuant to Section 12.03 or for temporary use or occupancy) is hereinafter called the "Award." The Award shall be distributed to the parties based on the apportionment of the Award in such proceeding.

         Section 12.05 Temporary Taking of Premises. If all or any part of the Premises shall be temporarily taken by condemnation or otherwise for any public or quasi-public use or purpose (unless Tenant shall have elected to terminate the Term of this Lease in accordance with the option provided in the last sentence of this Section), this Lease shall nevertheless remain in full force and effect. Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking; provided, however, that Tenant shall not be liable for the payment of Rent or other sums for the part of the Premises so temporarily taken. The Award claims of Landlord and Tenant shall be handled as provided in Section 12.03. In the event of a temporary taking which meets the requirement of subsection (a) or (b) of Section
12.02 for a period in excess of seventy-five (75) consecutive days, Tenant may terminate the Term of this Lease upon notice to Landlord given within thirty
(30) days after such taking or, in the case of an indefinite temporary taking under subsection (a) of Section 12.02, within thirty (30) days after such seventy-five (75) day period has expired.

         Section 12.06 Landlord's Obligation to Restore.

         (a) In the event of a taking which taking does not result in the termination of this Lease, Landlord shall, at its expense to the extent of the amount of the Award or Awards to Landlord (subject to Landlord's right of termination of Section 12.02), proceed with due diligence to repair, alter and/or restore the remaining part of the Building and the base building systems and Building standard improvements within the Premises substantially to their former condition to the extent feasible to constitute a complete and tenantable Building and Premises (assuming Tenant performs its restoration pursuant to Section 12.06(b)). Upon the expiration of any temporary taking which did not result in a termination of this Lease, Landlord, with due diligence, shall restore the base building systems and Building standard improvements within the Premises to their former condition as aforesaid.

         (b) In the event of a taking which does not result in the termination of this Lease and to the extent that any Award or Awards to Tenant shall be sufficient for the purpose, Tenant shall restore, with due diligence, Tenant's alterations, improvements, installations, additions and trade fixtures in the remaining portion of the Premises. Upon the expiration of or temporary taking of the Premises which did not result in a termination of this Lease, Tenant shall restore, with due diligence, Tenant's above Building standard alterations, additions, installations and trade fixtures as aforesaid. Tenant shall not be obligated to commence its restoration until Landlord has substantially completed its restoration obligation.

         (c) During any period of restoration of the Building and the base building systems or Building standard improvements or Tenant's alterations, improvements, installations, additions and trade fixtures within the Premises pursuant to subsection (a) above, the Rent provided for herein shall abate pro rata to the extent that, and for so long as Tenant's use or occupancy of any portion of the Premises is adversely affected.

                    ARTICLE THIRTEEN - REMEDIES AND DEFAULTS

         Section 13.01 Default by Tenant.

         (a) Any of the following shall be an "Event of Default" by Tenant under this Lease:

                  (i) Tenant fails or refuses to pay any installment of Annual Rental or Additional Rental and such failure or refusal continues for more than ten (10) days following delivery of written notice to Tenant; provided, however, following the fourth (4th) notice of nonpayment of Annual Rental and/or Additional Rental given by Landlord in any lease year, Landlord shall not be required to give any written notice for any subsequent failure of Tenant to timely pay any installment of Annual Rental or Additional Rental occurring during such calendar year; or

                  (ii) Tenant fails or refuses to perform any of its other covenants under this Lease, and such failure or refusal continues beyond a reasonable time to cure such nonperformance, not to exceed thirty (30) days after the receipt by Tenant of written notice from Landlord unless additional time, up to a maximum of ninety (90) days in the aggregate is required to cure the default which despite diligent and continuous effort, cannot by its very nature be cured within thirty (30) days, provided cure is commenced as soon as commercially reasonable and is diligently prosecuted to completion.

         (b) Following an Event of Default and which is not cured within the cure periods set out above, Landlord shall have the following remedies in addition to those other remedies at law or in equity which are not inconsistent therewith:

                  (i) Landlord may terminate this Lease and forthwith repossess the Premises and be entitled to recover forthwith as damages a sum of money equal to the total of (a) the cost of recovering the Premises, (b) the unpaid rent earned through the date of termination, plus interest thereon at the Default Rate from the due date, and (c) any other sum of money and damages owed by Tenant to Landlord under this Lease at the time of termination.

                  (ii) Landlord may terminate Tenant's right of possession (but not the Lease) and may repossess the leased premises by self-help, forcible entry or detainer suit or otherwise, without demand or notice of any kind to Tenant and without terminating this Lease, in which event Landlord may relet the same for the account of Tenant, such right to relet being on the following terms and conditions: (a) Landlord shall only relet on commercially reasonable terms and rent, and if the Premises are relet in whole or in part, Tenant shall be entitled to a credit in the net amount of the Annual Rental or Additional Rental received by Landlord as a result (after deducting all reasonable costs incurred by Landlord in finding a new tenant, including brokerage fees, agent's commissions, redecorating costs, construction allowance, lease concessions, parking, attorneys' fees and any other reasonable costs and expenses incident thereto). Tenant shall remain obligated to pay the amount of any deficiency in the Annual Rental or any Additional Rental obtained on such reletting, but if the Annual Rental or any Additional Rental obtained on such reletting is greater than that provided for herein plus Landlord's costs, such excess rentals shall be the sole property of Landlord, and (b) Landlord shall have the right to collect from Tenant amounts equal to said deficiencies provided for above by suits or proceedings brought from time to time on one or more occasions without Landlord being obligated to wait until the expiration of the term of this Lease; provided, however, Landlord shall not have the right to accelerate payments of future rents. Any rentals not paid by Tenant when due shall bear interest at the Default Rate. No such reletting or other action of Landlord shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord. Notwithstanding the foregoing in this
                           Section 13.01(b)(ii), Landlord will use reasonable efforts to mitigate its damages resulting from Tenant's default.

         (c) An election by Landlord of its remedies to terminate Tenant's right of possession under Section 13.01(b)(ii) shall not prohibit Landlord from subsequently exercising its rights to terminate the Lease under Section 13.01(b)(i).

         Section 13.02 Default by Landlord. Landlord shall be in default hereunder ("Landlord's Default") in the event Landlord fails or refuses to perform any of its obligations hereunder beyond (i) the specific times provided in this Lease for the performance of its obligation(s) or (ii) a reasonable time to cure such nonperformance not to exceed thirty (30) days following the receipt by Landlord of written notice from Tenant of the alleged failure to perform (or such shorter time period in the event of an emergency) unless additional time up to a maximum of ninety (90) days in the aggregate is required to cure the default which despite diligent and continuous effort, cannot by its very nature be cured within thirty (30) days, provided such cure is commenced as soon as commercially reasonable and is diligently prosecuted to completion. In the event of a Landlord's Default which has not been cured by Landlord following notice from Tenant, Tenant may, at anytime prior to such default being cured, terminate this Lease no later than one hundred eighty (180) days from the date of Tenant's written notice of termination to Landlord. In addition to the right to terminate this Lease, Tenant may pursue any remedy at law or equity available to it under the circumstances and arising directly from Landlord's Default.

                         ARTICLE FOURTEEN - BANKRUPTCY

         Section 14.01 Bankruptcy by Tenant. If at any time during the Term of this Lease a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or substantially all of Tenant's assets is filed against Tenant in any court pursuant to any statute either of the United States or of any state and Tenant fails to secure a discharge thereof within ninety (90) days, or if Tenant voluntarily files a petition in bankruptcy or makes an assignment for the benefit of creditors covering all or substantially all of

Tenants assets or petitions for or enters into an arrangement with creditors covering all or substantially all of Tenant's assets, the term of this Lease, at the option of Landlord, exercised within thirty (30) days after notice of the happening of any one or more of such events, shall terminate on such date as Landlord shall specify by notice to Tenant, with the same effect as if the date of termination were the Expiration Date of this Lease, but Tenant shall remain liable for rent and/or damages attorneys' fees as provided in Article Thirteen and other damages as may be provided to landlords under the United States Bankruptcy Code (or any successor thereto). However, if a petition for reorganization or for an arrangement is filed by or against Tenant, Landlord may not terminate the term of this Lease so long as Tenant is not in default hereunder and, provided this Lease is assumed or affirmed in such reorganization or arrangement proceeding within the time periods provided by law.

                     ARTICLE FIFTEEN - COMPLIANCE WITH LAWS

         Section 15.01 Tenant's Compliance with Laws. Tenant, at, its expense, shall comply with all applicable laws, rules, orders, ordinance, regulations and other requirements, present or future (collectively, "Applicable Laws"), affecting the non-structural portions of the Premises that are promulgated by any governmental authority or agency having jurisdiction over the Premises and/or the Building. Tenant shall not at any time use or occupy the Premises so as to violate the Certificate of Occupancy for the Building or the Complex. Nothing contained in this Section 15.01, however, shall be deemed to impose any obligation upon Tenant to make any structural changes to the Premises or Building or repairs to the Building (unless necessitated by reason of a particular use by Tenant of the Premises other than those uses specified in
Section 7.01(a) of this Lease) or Complex or to any changes or modifications to the Building or Complex outside of the Premises. Tenant shall be responsible for compliance with all current and future requirements for handicap accessibility within the Premises.

         Section 15.02 Landlord's Compliance with Laws. Landlord shall be responsible for complying with all Applicable Laws affecting the Building, the Common Building Facilities and the Complex (excluding the non-structural portions of the Premises) or relating to the performance by Landlord of any duties or obligations to be performed by it hereunder. Without limiting the foregoing, Landlord shall comply or cause the Building (excluding the non-structural portions of the Premises) to comply with all present and future environmental, energy conservation and fire and safety laws, handicap requirements, and other mandatory regulations and codes, as the same are interpreted from time to time.

                   ARTICLE SIXTEEN - ASSIGNMENT AND SUBLETTING

         Section 16.01 Assignment and Subletting by Tenant.

         (a) Except as permitted pursuant to this Section 16.01, any attempted assignment or subletting by Tenant of this Lease of all or any part of the Premises shall be null and void.

         (b)      Except for an assignment to an "Affiliate" pursuant to Section
16.01 (c) below, if Tenant desires to assign this Lease or sublease all or any part of the Premises, Tenant shall notify Landlord in writing at least thirty
(30) days prior to the effective date of any proposed assignment or sublease, describing the terms of the proposed assignment or sublease and the identity of the proposed assignee or sublessee and available financial information concerning the business and history of the proposed assignee or sublessee (and any additional information which Landlord may reasonably request). Landlord shall have fifteen
(15) days from receipt of all of the foregoing to elect to (i) reject such proposed assignment or sublease; or (ii) consent to the proposed assignment or sublease; provided, however, Landlord will not unreasonably withhold its consent to a proposed assignment or sublease.

         (c) Tenant (and any permitted subtenant or assignee) shall have the right, without the consent of Landlord, to assign this Lease or sublet the Premises or any portion thereof to, or to permit occupancy of any portion of the Premises by, any Affiliate (as hereinafter defined), any entity that acquires substantially all of the assets of Tenant, any entity into which Tenant is merged and any entity resulting from a consolidation of Tenant with some other entity. The term "Affiliate" shall mean any corporation or other entity controlled by, under common control with or which controls Tenant or in which Tenant, directly or indirectly, has a fifty (50%) percent or greater voting or ownership interest. However, such subletting or assignment shall not relieve Tenant of any of its obligations under this Lease. Tenant shall provide written notice to Landlord within thirty (30) days of any assignment or subletting of any portion of the Premises to any Affiliate.

         (d) Any assignee of this Lease must execute a written assumption agreement assuming all of the obligations of Tenant accruing from and after the date of assignment.

         (e) No assignment or sublease shall relieve the Tenant which was the assignor or sublessor from any of its obligations or liabilities under this Lease; the original Tenant and any subsequent assignee of Tenant's interest under this Lease shall always remain liable under this Lease.

         (f) Anything to the contrary notwithstanding any and all sums collected by Tenant (Assignor or Sublessor) in excess of Annual Rental and Additional Rentals payable hereunder and after deducting all reasonable costs incurred by Tenant including brokerage fees, agents' commissions, redecorating costs, construction allowance, lease concessions and other necessary expenditures, such excess shall be shared in equal amounts between Tenant and Landlord.

         Section 16.02 Assignment by Landlord. Landlord shall have the continuing right to transfer, sell and/or assign all of its rights and obligations under this Lease and in the Building, land and Common Building Facilities and to assign, in whole or in part, (but only if Landlord sells the Building) the Rent payable by Tenant under this Lease (subject to the terms of this Lease). Upon the transfer of the entire estate and interest of Landlord under this Lease, the transferor shall have no liability for obligations to Tenant relating to events occurring after and to claims occurring after the date of such transfer provided that transferee has signed a written agreement to assume liability for such obligations and Tenant has been provided with a copy of such agreement. Transferor shall remain responsible for its unfilled obligations and liabilities to Tenant under this Lease based on events occurring prior to the transfer. "Landlord" shall mean the then-current owner of Landlord's.

         Section 16.03 No Personal Liability. Tenant specifically agrees to look solely to Landlord's interest in the Building and the Complex for the recovery of any judgment from Landlord, its officers, employees or agents, it being agreed that Landlord shall never be personally liable for any such judgment. In addition, Landlord specifically agrees to limit any right of recovery from Tenant, and its affiliates and their respective officers, directors, employees, or agents to the amount of the limitation imposed upon Tenant in the above sentence and Tenant, and its affiliates and their respective officers, directors, employees, or agents shall not be personally liable for any judgment in excess of such limitation. The provisions contained in the foregoing sentence is not intended to, and shall not, limit any right that either party might otherwise have to obtain injunctive relief against the other party or its successors in interest.

                      ARTICLE SEVENTEEN - LANDLORD'S ACCESS

         Section 17.01 Landlord's Right to Use Certain Facilities. Landlord may install, use and maintain utility and other pipes, ducts, lines, flues and conduits in and through the Premises and serving other portions of the Building and/or Premises, provided that except for the water and sewer lines in the Data Center Space, such installations are concealed within the permanent walls, floors, columns and ceilings of the Premises and in the shafts provided in the Premises for such installations, not damaging the appearance or reducing the floor area of the Premises or affecting Tenant's layout, and provided further, that the installation work is performed in accordance with Section 5.01 of this Lease. Any damage to the Premises resulting from Landlord's exercise of the foregoing rights shall be repaired by Landlord, at Landlord's expense. In the event such work adversely affects Tenant's use of the Premises all Rent shall abate for the portions of the Premises so affected as provided in Section 5.08(d).

         Section 17.02 Data Center Space. Notwithstanding the foregoing in this
Article 17, Landlord, at its sole cost, risk and expense, shall encapsulate prior to August 1, 2003 (to the reasonable satisfaction of Tenant) all exposed sewer and water piping which exists in the Data Center Space as of the Effective Date in such a manner so as to prevent water damage to Tenant's computer and satellite wiring and equipment located in the Data Center Space. Notwithstanding anything to the contrary in this Lease, Landlord shall be fully liable and responsible for any and all damage to Tenant's computer and satellite wiring and equipment in the Data Center Space caused by leaks, seepage or a bursting of Landlord's water and sewer lines in the Date Center Space. Notwithstanding anything in this Lease to the contrary, in the event of any such damage, Tenant's sole and exclusive remedy shall be that Landlord, at its sole cost and expense, shall (i) immediately repair and/or replace any such computer and satellite wiring and/or equipment located in the Data Center Space and (ii) shall reimburse Tenant for all rental costs of a main frame computer for Tenant's use during the time period necessary for Landlord's repair or replacement of such computer equipment or wiring which is damaged or destroyed due to leaks, seepage or bursting of Landlord's water and sewer lines in the Data Center Space. Notwithstanding anything in this Lease to the contrary, Landlord shall not be liable to Tenant for special, indirect or consequential damages resulting or arising out of any damage or destruction to any computer wiring and/or equipment located in the Data Center Space, including without limitation, loss of use, profit or business, however caused.

         Section 17.03 Other Data Center Space Renovations. Prior to Substantial Completion, Landlord, at Landlord's sole cost and expense, shall (i) perform such improvements to the Data Center Space as are necessary so that the Data Center Space complies with the City of Tulsa Fire Code, and (ii) remove the stored documents currently existing in the Data Center Space and more particularly located in those crosshatched areas set forth on Exhibit M hereto.

         Section 17.04 Emergency Main Frame. In the event there is any damage or casualty adversely affecting the Data Center Space, Landlord acknowledges and agrees that Tenant, at its sole cost and expense, shall be allowed to place a main frame computer in the loading dock for the Building, or in in that location set forth on Exhibit N hereto, for use by Tenant until the Data Center Space is once again functioning and operating in substantially the same condition that existed prior to such damage or casualty.

         Section 17.05 Generator.

         (a) Notwithstanding anything to the contrary contained in the Lease, and subject to the conditions listed below, Landlord hereby grants Tenant the right to install, at Tenant's sole cost and expense, a portable emergency generator ("Generator") to provide an emergency power supply to the Premises on a 24 hour, 7-day per week basis. The Generator is to be on a trailer located in the Building Parking Garage in the location that is described on Exhibit "O" hereto. The placement and installation of the Generator shall be subject to the following terms and conditions:

                  (1) Tenant, at its sole cost and expense, shall install, maintain, repair, replace and operate the Generator in good working condition and in a first class manner.

                  (2) Tenant must obtain (and provide Landlord with copies of) all necessary approvals, permits and licenses from all governmental authorities having jurisdiction over the Generator. Tenant shall use, operate, maintain and repair the Generator throughout the Term in accordance with all applicable local, state and federal laws, rules and regulations (including any environmental laws, rules or regulations).

         (b) In the event that the Generator causes soil, oil, fumes or other debris to accumulate on the Building's brick or glass, Tenant shall immediately clean such debris at its sole cost and expense upon receipt of notice from Landlord.

         (c) Tenant shall disconnect and remove the Generator at or prior to the termination or expiration of this Lease and restore the Premises and all other areas (including greenery and landscaping) in or about the Building where any portion of the Generator is located to substantially its original condition as of the Commencement Date, reasonable wear and tear excepted and to repair any damage covered by such disconnection and/or removal.

         Section 17.06 Landlord's Access to Premises. Landlord, and Landlord's employees, agents and contractors, shall have the right to enter and pass through the Premises or any part or parts thereof (i) during non-Business Hours, to examine the Premises and to show them to underlying or ground lessees or mortgagees and to prospective purchasers, mortgagees, lessees (during the last year of the term of this Lease) or insurers, (and in all such cases accompanied by a designated representative of Tenant if requested by Tenant) and (ii) subject to 5.08 of this Lease, for maintenance and making such repairs or changes in or to the Premises or in or to the Building or its facilities as may be provided for or permitted by this Lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by laws and requirements of public authorities, provided, however, that the foregoing shall be done upon prior notice to Tenant, in a manner so as to cause little interference with Tenant's business operations and, if required by Tenant, accompanied by a designated representative of Tenant; (iii) during non-Business Hours to perform Janitorial Services; and (iv) in emergencies. Tenant may designate one or more areas in the Premises as secure areas, and Landlord shall have no access thereto without being accompanied by a designated representative of Tenant, except in the case of an emergency where life or property is threatened.

        ARTICLE EIGHTEEN - NAME OF BUILDING AND TENANTS EXTERIOR SIGNAGE

         Section 18.01 Name.

         (a) It is acknowledged that the name of the Building is "Boulder Towers". Landlord shall not, during the Term of this Lease change the name of the Building.

         (b) Subject to Addendum Two of this Lease, no sign, notice or other advertisement shall be inscribed, painted, affixed, or displayed on the exterior of the Complex which is visible from the exterior of the Complex without Landlord's prior written consent, which consent will not be unreasonably delayed or withheld.

                       ARTICLE NINETEEN - QUIET ENJOYMENT

         Section 19.01 Landlord's Covenant of Quiet Enjoyment. Landlord covenants and agrees, provided Tenant performs all terms, conditions and covenants of this Lease, Tenant shall quietly hold and enjoy the Premises for the Term of this Lease, without hindrance, claim or molestation by Landlord, subject to the terms and provisions of this Lease.

                          ARTICLE TWENTY - NON-WAIVER

         Section 20.01 Non-Waiver By Either Party. Failure by either party to complain of any action, nonaction or default of the other party shall not constitute a waiver of any aggrieved party's rights hereunder. Waiver by either party of any right for any default of the other party shall not constitute a waiver of any right for either a subsequent default of the same obligation or for any other default, past, present or future.

                          ARTICLE TWENTY-ONE - NOTICES

         Section 21.01 Notices to Landlord or Tenant. Any notice or communication to Landlord or Tenant required or permitted to be given under this Lease shall be effectively given only if in writing and sent by Federal Express or other national overnight express courier service, or sent by United States Registered or Certified Mail, postage prepaid, return receipt requested, addressed as follows:

         IF TO TENANT, AS FOLLOWS:  Helmerich & Payne, Inc.
                                    Utica at Twenty-first
                                    Tulsa, Oklahoma 74114
                                    Attention: Vice President/General Counsel

         WITH COPY TO:              With a copy to:
                                    Real Estate Manager
                                    Utica Square Shopping Center
                                    1709 East 21st Street, Suite 220
                                    Tulsa, Oklahoma 74114
                                    Attn: Real Estate Manager

         IF TO LANDLORD,            K/B FUND IV
         ADDRESSED AS FOLLOWS:      c/o Koll Bren Schreiber Realty Advisors,
                                    Inc.
                                    4343 Von Karman Avenue
                                    Newport Beach, California 92660
                                    Attention: Rodney Richerson

         WITH COPY TO:              Mayer, Brown, Rowe & Maw
                                    700 Louisiana, Suite 3600
                                    Houston, Texas 77002
                                    Attention: Ronald M. Shoss

         WITH A COPY TO:            CB Richard Ellis
                                    Attn: Peggy Perceful
                                    1437 S. Boulder, Suite 170
                                    Tulsa, Oklahoma 74119-3601

         If notices, demands or requests are sent by registered or certified mail, said notices, demands or requests shall be effective upon being deposited in the United States mail. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of receipt on the return receipt of the notice, demand or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by messenger to the addresses set forth in this Section 21.01. In the case of delivery by Federal Express or other overnight courier service, notices shall be effective upon delivery to the addresses set forth in this Section 21.01.

         Either party shall have the right to change the address to which notices shall thereafter be sent by giving notice to the other party as aforesaid.

                     ARTICLE TWENTY-TWO - PARTIAL INVALIDITY

         Section 22.01 Severability Clause. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

                        ARTICLE TWENTY-THREE - BROKERAGE

         Section 23.01 Brokerage. Landlord and Tenant mutually represent to each other that the only broker with whom they have dealt with respect to this Lease is Trammell Crow Company ("Broker") and Landlord agrees to pay all commissions that may be owing to such Broker under the commission agreements between Landlord and Broker. Landlord agrees to indemnify and hold Tenant harmless against any claims for commissions that may be asserted in connection with this Lease based upon acts, conversations or communications of Landlord that may be asserted in connection with the lease of premises hereunder by any broker other than the Broker named above. Tenant agrees to indemnify and hold Landlord harmless against any claims for commissions that may be asserted in connection with this Lease based upon acts, conversations or communications by Tenant that may be asserted in connection with this Lease by any broker other than the Broker named above.

               ARTICLE TWENTY-FOUR - SUBORDINATION, NONDISTURBANCE

         Section 24.01 Subordination. Landlord may, from time to time, grant first and secondary lien deeds of trust, mortgages or other lien security interests covering its estate in the land and the Building (herein, collectively, a "First Mortgage") and any subordinate liens as Landlord may elect. Tenant, subject to the provisions of Section 24.02, agrees that this Lease shall be subject and subordinate to each First Mortgage, including any modifications, substitutions, extensions or renewals thereof and advances thereunder from time to time in effect. Upon the request of Landlord, and subject to the provisions of Section 24.02. Tenant agrees to execute a subordination agreement incorporating the provisions of this Article Twenty-Four and otherwise in form reasonably acceptable to Tenant and Landlord.

         Section 24.02 Nondisturbance. The subordination of this Lease to any First Mortgage pursuant to Section 24.01 is expressly conditioned upon the holder thereof expressly agreeing in the First Mortgage, or a separate instrument recorded contemporaneously with or at a reasonable time after the recordation of the First Mortgage, that (i) Tenant will not be named or joined in any proceeding (or trustee's sale) to enforce the First Mortgage unless such be required by law in order to perfect the proceeding (or sale), (ii) enforcement of any First Mortgage shall not terminate this Lease or disturb Tenant in the quiet possession and use of the Premises (except in the case where Tenant is in default beyond the period, if any, provided in this Lease to remedy such default), and (iii) any party succeeding to the interest of Landlord as a result of the enforcement of any First Mortgage shall be bound to Tenant as to obligations and liabilities of the Landlord as provided in this Lease, and Tenant shall be bound to it, under all the terms, covenants, and conditions of this Lease, including Renewal Terms, with the same force and effect as if such party were the original Landlord under this Lease.

                   ARTICLE TWENTY-FIVE - RULES AND REGULATIONS

         Section 25.01 General. (a) Annexed hereto as Exhibit "H" are Landlord's Rules and Regulations for the Building. Tenant shall faithfully observe and comply with such Rules and Regulations and such reasonable and necessary changes therein as Landlord at any time or times hereafter may make and communicate in writing to Tenant, provided any changes to such Rules and Regulations shall not amend or be inconsistent with the provisions of this Lease and/or shall not require the payment or expenditure of additional monies by Tenant. The Rules and Regulations, as changed in accordance with this Section from time to time, are hereinafter called the "Rules and Regulations." The provision of this Lease shall control over any conflicting provisions of said Rules and Regulations.

                       ARTICLE TWENTY-SIX - MISCELLANEOUS

         Section 26.01 Certain Miscellaneous Provisions. This Lease (including the Exhibits referred to herein) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. This Lease may not be changed, modified or amended, in whole or in part, except by a writing, executed by the party against whom enforcement of the change, modification or amendment is to be sought. The Article and Section headings or titles in this Lease are inserted for convenience only and are not to be given any effect in its construction. Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular to include the plural. The covenants and agreements contained herein shall inure to and be binding upon Landlord, its successors and assigns, and Tenant, its successors and assigns.

         Section 26.02 Holding Over. If without the written consent of Landlord, Tenant holds over in all or any part of the Premises for at least thirty (30) days after the expiration or termination of this Lease (or partial/termination as to the portion of the Premises in which Tenant is holding over), Tenant shall pay as liquidated damages one hundred fifty (150%) of the monthly rental amounts then applicable to the Premises (or applicable portion thereof). No such holding over shall extend the Lease and Tenant shall indemnify Landlord from any and all claims resulting from such holding over, including those of any other tenant to which or whom Landlord may have leased such space and any purchaser of the Boulder Towers Complex. Tenant shall be a tenant at will and at sufferance of Landlord for any unauthorized holding over.

         Section 26.03 Estoppel Certificate. Upon the written request of the other, Landlord and Tenant each agree to execute from time to time certificates stating (a) if true, that the Lease is in full force and effect; (b) if true, that the certifying party is not in default under the Lease and has no knowledge of any default of the other party; (c) the then applicable rentable area of the Premises, Annual Rental Additional Rental and the expiration date of the Lease;
(d) the date through which rent has been paid; (e) a covenant to send notices of default by the other party to a designated person or entity; and (f) such other information as is reasonably requested.

         Section 26.04 Attorneys' and Professional Fees. In the event any dispute between Landlord and Tenant is resolved by a judgment in a court of law or by arbitration, the prevailing party shall be entitled to all of its court costs reasonable professional's fees and reasonable attorneys' fees incurred in connection with such action.

         Section 26.05 Governing Law. This Lease shall be governed in all respects by the laws of the State of Oklahoma without reference to those laws dealing with conflicts of law.

         Section 26.06 Dish.

         (a) Tenant at its sole expense shall have the right to erect, install, operate and maintain three (3) communication dishes (each dish not to exceed 4.5 meters in diameter) and two (2) additional communication dishes (not to exceed 1.8 meters and 36 inches in diameter respectively) (the "Communication Equipment") upon the roof of the Building in the location described on Exhibit "P" hereto. The Communication Equipment and all areas where the related connections, cables and ancillary facilities are located shall be deemed for all purposes of the Lease (other than Rent) to be a part of the Premises for liability, insurance, compliance with law, indemnity and other applicable lease provisions. The Communication Equipment and their signals shall not be permitted to interfere, disrupt or hinder the operation and function of any other dish or communication device existing prior to the Effective Date. In the installment, maintenance, repair and/or replacement of any Communication Equipment on the roof the Building, Tenant hereby acknowledges and agrees to use Landlord's roofing contractor so that any penetrations into the roof will not void Landlord's roof warranty.

         (b) If Landlord, its agents, contractors, property manager or their respective employees damage the Communication Equipment, then Landlord shall immediately repair the damaged Communication Equipment. If Landlord, its agents, contractors, property manager or their respective employees damage the Communication Equipment and such Communication Equipment is not repaired or replaced within two (2) business days following delivery of written notice from Tenant of such damage, then Tenant shall receive a pro rata abatement of Rent (depending on the impact on Tenant's business operations in the Premises) until such Communication Equipment is repaired or replaced. If Landlord, its agents, contractors, property manager or their respective employees damage the Communication Equipment and such Communication Equipment is not repaired or replaced within thirty (30) days following delivery of written notice from Tenant of such damage, then Tenant shall have the right to terminate this Lease prior to the repair or replacement of the Communication Equipment by delivering written notice to Landlord, which notice shall specify the effective date of termination, which date shall not be more than one hundred eighty (180) days after the date of Tenant's notice of termination.

         (c) On or after the Effective Date hereof, (i) Landlord shall not allow the installation or operation of any dish or other communication equipment on the Building or Complex that would interfere with the operation, maintenance or function of the Communication Equipment, (ii) Landlord shall not allow any dish or other communication equipment existing in the Complex prior to the Effective Date to have its location or signal changed if such change would interfere with the operation, maintenance or function of the Communication Equipment, or (iii) Landlord, its agents, contractors, property manager or their respective employees shall not damage or destroy the Communication Equipment or interfere with the operation, maintenance or function of the Communication Equipment (collectively "Landlord Control Obligations"). If Landlord breaches any of the Landlord Control Obligations, then Landlord, at its sole cost risk and expense, shall cure such interruption within two (2) business days of Tenant's delivery of written notice to Landlord. If Landlord does not cure such interruption (caused by a Landlord Control Obligation) within two (2) business days of the delivery of Tenant's written notice to Landlord, then Landlord, at its sole cost and expense, shall relocate the Communication Equipment to a new location (which is mutually acceptable to Landlord and Tenant) on the Building roof which is within 300 feet of the Data Center Space. If Landlord breaches any of the Landlord Control Obligations and the interruption of such Communication Equipment is not cured or relocated and operating within two (2) business days following delivery of written notice from Tenant of such interruption, then Tenant shall receive a pro rata abatement of Rent (depending on the impact on Tenant's business operations in the Premises) until the interruption of such Communication Equipment is either cured or such Communication Equipment is relocated as set forth in the preceding sentence. If Landlord breaches any of the Landlord Control Obligations and the interruption of such Communication Equipment is not cured or relocated and operating within thirty (30) days following delivery of written notice from Tenant of such interruption, then Tenant shall have the right to terminate this Lease prior to the curing of the interference of the Communication Equipment by delivering written notice to Landlord, which notice shall specify the effective date of termination, which date shall not be more than one hundred eighty (180) days after the date of Tenant's notice of termination.

         (d) Tenant shall be solely responsible for the costs and expenses of the installation, operation, and removal of the dish and all related wiring or cables, and shall protect and hold Landlord harmless from any costs, expenses or claims arising therefrom. Notwithstanding anything in this Lease or Section to the contrary, in no event shall Landlord ever be liable to Tenant for special, indirect or consequential damages resulting or arising out of any damage or destruction to the Communication Equipment, including without limitation, loss of use, profit or business, however caused.

         (e) Landlord represents and warrants to Tenant that as of the Effective Date of this Lease, no additional communications equipment has been installed on the roof of the Building Parking Garage or the Building since January 1, 2003.

         (f) Tenant shall have the right to install on the Building or Building Parking Garage in a location mutually acceptable to Landlord and Tenant up to three (3) additional communication antennas so that Tenant may communicate with its nearby shopping center. The size, type, method of installation and other similar terms shall be mutually agreed to by Landlord and Tenant at the time of installation of such communication antennas. The installation, maintenance, operation, repair and replacement of such communication antennas shall be performed by Tenant, at the sole cost and expense of Tenant. Upon the termination or earlier expiration of this Lease, Tenant shall remove such communication antennas from the Building and/or Building Parking Garage and shall repair any damage to the Building or Building Parking Garage caused by the installation or removal of such communication antennas. The communication antennas and all areas where the related connections, cables and ancillary facilities are located shall be deemed for all purposes of the Lease (other than Rent) to be a part of the Premises for liability, insurance, compliance with law, indemnity and other applicable lease provisions. The communication antennas and their signals shall not be permitted to interfere, disrupt or hinder the operation and function of any other dish or communication device existing prior to the Effective Date.

         Section 26.07 Force Majeure Event. Subject to Articles 5, 9 and 12 any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, civil commotions, fire, flood, earthquake or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant or amounts to be paid by Landlord pursuant to this Lease (each a "Force Majeure Event"), shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure Event. Notwithstanding the foregoing and subject to Articles 5, 9 and 12 of this Lease, in the event such Force Majeure Event materially and adversely affects the Premises for 75 consecutive days, then Tenant shall have the right to terminate this Lease after written notice to Landlord (but in all events such notice must be prior to the end of the Force Majeure Event), which notice shall specify the effective date of termination which date shall not be more than one hundred eighty (180) days after the date of Tenant's notice of termination.

         Section 26.08 Signage Rights. Landlord warrants that on the Effective Date there are no signs on the north, east and south sides of the Building above the top of the third (3rd) floor of the Building. Landlord shall have the right to grant to any tenant leasing more than 75,000 square feet of space in the Building signage rights on the top of the west side of the Building similar to those signage rights granted to Tenant in Addendum One of this Lease. Additionally, Landlord shall have the right to grant to any tenant at the Building signage rights on (i) any monument or other sign located on ground level outside the Building, and (ii) on any side of the Building from the ground floor of the Building to the top of the third floor of the Building. With the exception of the foregoing in this Section 26.08 and subject to Landlord's limited right to terminate the Exclusive Right (as set forth in Addendum One hereto), Landlord will have no other signage rights on the north, south and east sides of the Building above the top of the third (3rd) floor of the Building.

         Section 26.09 Lease Termination. Except as otherwise expressly set forth in this Lease, upon termination of this Lease pursuant to the terms hereof, neither Tenant nor Landlord will have any obligation or liability occurring under this Lease after the termination of this Lease. Both Tenant and Landlord shall retain all rights under the Lease for all times prior to the termination of this Lease.

         Section 26.10 15th Floor Sublease and Assignment Rights. With regard to the Offered Space (as defined in Addendum Two to this Lease) only, Landlord hereby acknowledges and agrees that if the tenant leasing the Offered Space ("15th Floor Tenant) (currently Oxley Petroleum) requests Landlord's consent to any sublease or assignment of any portion of the Offered Space, then Landlord shall immediately notify Tenant of such request and Landlord shall promptly forward the terms of the proposed assignment or sublease to Tenant ("Proposed Deal"). Tenant shall promptly (within five (5) business days of Tenant's receipt of such proposed terms) notify Landlord if Tenant is interested in the Proposed Deal and if Tenant is interested in the Proposed Deal, Landlord and Tenant shall jointly contact the 15th Floor Tenant to attempt to persuade the 15th Floor Tenant to enter in the Proposed Deal with Tenant. Tenant acknowledges and agrees that under the 15th Floor Tenant's lease with Landlord, Landlord must consent to any reasonable assignment or sublease request by the 15th Floor Tenant, and that Tenant may assign or sublease all or a portion of the Offered Space to an "Affiliate" of the 15th Floor Tenant (as such term is defined in the 15th Floor Tenant's lease with Landlord) without the consent or approval of Landlord. Notwithstanding the foregoing, if any requested Proposal Deal (which requires Landlord's consent) is not "reasonable", as reasonably determined by Landlord, then Landlord shall not consent to such Proposed Deal.

         This LEASE is hereby executed and delivered effective as of the date and year first above written.

                         "LANDLORD"

                         K/B FUND IV, a Delaware general partnership

                         By: Koll Bren Schreiber Realty Advisors, Inc., a Delaware corporation, as agent

                                By:
                                    --------------------------------------------
                                    Rodney Richerson, Senior Vice President

                         "TENANT"

                         HELMERICH & PAYNE, INC., a Delaware
                         corporation

                         By: ___________________________________________________
                         Printed Name: _________________________________________
                         Title: ________________________________________________

                                    EXHIBIT B

                             WORK LETTER (ALLOWANCE)

         THIS WORK LETTER is attached as Exhibit "B" to Office Lease between K/B FUND IV, as Landlord, and HELMERICH & PAYNE, INC., as Tenant, and constitutes the further agreement between Landlord and Tenant as follows:

         (a) Tenant Improvements. Landlord, at Tenant's cost and expense, agrees to furnish or perform those items of construction and those improvements (the "Tenant Improvements") specified in the Final Plans to be agreed to by Landlord and Tenant as set forth in Paragraph (b) below; provided, however, Landlord shall pay for the cost of such Tenant Improvements up to the extent of the Tenant Improvement Allowance as set forth in Paragraph (e) below. Landlord and its contractors shall construct and complete the Tenant Improvements in a good and workmanlike manner consistent with good construction industry practice.

         (b) Space Planner. Tenant has retained a space planner (the "Space Planner") to prepare certain plans, drawings and specifications (the "Temporary Plans") for the construction of Tenant Improvements to be installed in the Premises by a general contractor to be mutually selected and agreed to by Landlord and Tenant pursuant to this Work Letter. Tenant and Landlord are working with the Space Planner to finalize and complete the Temporary Plans. The parties hereto agree to work in good faith to approve and finalize the Temporary Plans as soon as reasonably possible, but in no event later than May 15, 2003. Each party shall have five (5) business days after its receipt of the proposed Temporary Plans to review the same and notify the other party in writing of any comments or required changes, or to otherwise give its approval or disapproval of such proposed Temporary Plans. If either party fails to give written comments to or approve the Temporary Plans within such five (5) business day period, then such party shall be deemed to have approved the Temporary Plans as submitted. The Space Planner shall redraw the proposed Temporary Plans in compliance with each party's request and resubmit the same for to both Landlord and Tenant for their final review and approval or comment within five (5) business days of the Space Planner's receipt of such revised plans. Such process shall be repeated until final approval by both parties of the proposed Temporary Plans has been obtained. Once the Temporary Plans have been approved by Landlord and Tenant, then the approved Temporary Plans shall be thereafter known as the "Final Plans". The Final Plans shall include the complete and final layout, plans and specifications for the Premises showing all doors, light fixtures, electrical outlets, telephone outlets, wall coverings, plumbing improvements (if any), data systems wiring, floor coverings, wall coverings, painting, any other improvements to the Premises beyond the shell and core improvements provided by Landlord and any demolition of existing improvements in the Premises. The improvements shown in the Final Plans shall (i) utilize Landlord's building standard or better materials and methods of construction, (ii) be compatible with the shell and core improvements and the design, construction and equipment of the Premises, and (iii) comply with all applicable laws, rules, regulations, codes and ordinances.

         (c) Bids. As soon as practicable following the approval of the Final Plans, Landlord and Tenant shall (i) obtain at least three (3) written non-binding itemized estimates of the costs of all Tenant Improvements shown in the Final Plans as prepared by general contractors selected

                                     B -- 1
and mutually approved by Landlord and Tenant, and (ii) if required by applicable law, codes or ordinances, submit the Final Plans to the appropriate governmental agency for the issuance of a building permit or other required governmental approvals prerequisite to commencement of construction of such Tenant Improvements ("Permits"). Both Landlord and Tenant acknowledge that any cost estimates that are prepared by the general contractors shall only be estimates and neither party shall be liable to the other for any inaccuracy in any such estimate. Landlord and Tenant shall mutually review such bids and mutually select a general contractor. Both parties shall signify their final approval by signing a copy of each sheet or page of the Final Plans and delivering such signed copy to Landlord. The construction contract to be entered into by Landlord and the general contractor mutually selected by Landlord and Tenant will be a cost plus contract with a total cost cap. The construction contract will be mutually approved by Landlord and Tenant.

         (d) Construction. Landlord shall commence construction of the Tenant Improvements within ten (10) days following the later of (i) the approval of the Final Plans, or (ii) Landlord's receipt of any necessary Permits. Landlord shall diligently and continuously pursue completion of construction of the Tenant Improvements (as per the Final Plans) and use its commercially reasonable efforts to complete construction of the Tenant Improvements as soon as reasonably practicable. Landlord shall provide Tenant with a Tenant Improvement Allowance in an amount up to $1,439,415.00 for the Office Space and the Data Center Space ("Office Space Allowance"), and an amount up to $18,724 for the Storage Space ("Storage Space Allowance"). The Office Space Allowance, Data Center Space Allowance and the Storage Space Allowance shall collectively be known as the "Tenant Improvement Allowance". Additionally, if any portion of the (i) third floor of the Building is included in the Premises, Landlord shall also be responsible for upgrading the ceiling and lighting on the third floor at Landlord's sole cost and expense and not as a part of the Office Space Allowance and (ii) thirteenth floor of the Building is included in the Premises, Landlord shall be responsible, at Landlord's sole cost and expense, and not as a part of the Office Space Allowance, for the demolition and removal of the existing improvements on the thirteenth floor and preparation of a "white box" suitable to receive Tenant Improvements.

         (e) Tenant Improvement Allowance. Subject to the terms and provisions of this Work Letter, Landlord shall pay the cost of the Tenant Improvements ("Work") up to the amount the Tenant Improvement Allowance. If the amount of the lowest qualified bid to perform the Work exceeds the Tenant Improvement Allowance, Tenant shall bear the cost of such excess and shall pay the cost of such excess to Landlord when such amounts become due and owing to the contractors. If the cost of the Work is less than such amount, then Tenant shall receive the remaining balance of the Tenant Improvement Allowance as a credit against Annual Rental in the first year of the Initial Term of this Lease. All remaining amounts due to Landlord shall be paid upon the earlier of Substantial Completion of the Tenant Improvements or presentation of a written statement of the sums due. The cost of the Work shall not include a construction management fee and shall not include any other fees payable to Landlord nor shall Tenant be responsible for any such fees. Landlord shall indemnify and hold harmless Tenant from and against any and all losses, damages, costs and expenses (includes costs of suit and attorneys' fees), liabilities, or causes of action arising out of or relating to any mechanics, materialmen's or other liens or claims (and all costs or expenses associated therewith) asserted or filed against the

                                     B -- 2

Premises arising out of the construction of the Tenant Improvements as set forth in this Exhibit "B".

         (f) Change Order. If Landlord shall desire any changes to the Final Plans, Landlord shall first obtain Tenant's prior consent to such change. If Tenant shall desire any changes to the Final Plans (a "Tenant Change Order"), Tenant shall so advise Landlord in writing and such change shall be automatically approved by Landlord unless such change shall (i) adversely impact the Building's mechanical, electrical or heating, ventilation or air conditioning systems, or (ii) adversely impact the structure of the Building, or
(iii) be visible from the exterior of the Building or (iv) result in the penetration or puncturing of the roof or floor, in which event such approval shall not be automatic and Landlord must approve such change in writing, such approval by Landlord not to be unreasonably withheld or delayed. Any and all out-of pocket third party costs of reviewing any Tenant Change Orders, and any and all out-of-pocket third party costs of making any Tenant Change Orders shall be at Tenant's sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order. In the event of any change to the Final Plans or the Tenant Improvements pursuant to a Tenant Change Order, Tenant shall instruct the Space Planner, at Tenant's sole cost and expense, to complete all working drawings necessary to show the change, addition or alteration being requested by Tenant. The construction contract shall include a change order mechanism stating that any change orders to the Final Plans or the Work can only be made with the prior written consent of Landlord, Tenant and the general contractor; provided, however, that any such change order and the cost of any such change order must be pre-approved by Tenant. All such proposed change orders shall contain a specific cost attributable to such change order.

         (g) Substantial Completion. "Substantial Completion" of construction of the Tenant Improvements shall be defined as the date upon which the Space Planner determines that the Tenant Improvements have been substantially completed in full compliance with the Final Plans, except for such items that constitute minor defects or adjustments which can be completed within thirty (30) days after occupancy without adversely affecting Tenant's use of all or any portion of the Premises (so called "Punch List" items), unless the completion of such improvements was delayed due to any Tenant Delay (defined below), in which case the date of Substantial Completion shall be the date such improvements would have been completed, but for the Tenant Delays. After the completion of the Tenant Improvements, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of improvements performed on the Premises. The term "Tenant Delay" shall include, without limitation, any delay in the completion of construction of Tenant Improvements resulting from (i) any delay caused by Tenant's failure to comply with the provisions of this Work Letter, (ii) delay in work caused by submission by Tenant of any Tenant Change Orders, which in the aggregate result in the delay in the construction of the Tenant Improvements for more than thirty (30) days, or (iii) any delay by Tenant in timely submitting comments or approvals to the Temporary Plans or Final Plans or any delay caused by Tenant in the initial delivery of the Temporary Plans to Landlord on or before May 15, 2003, or (iv) any delay caused by Tenant's commencement of business operations in the Premises prior to the Term Commencement Date. The failure of Tenant to take possession of or to occupy the Premises solely due to Tenant Delay shall not serve to relieve Tenant of obligations arising on the Term Commencement Date or delay the payment of Rent by Tenant.

                                     B -- 3

                                    EXHIBIT C

                                  ANNUAL RENTAL

Base Rent Schedule

The foregoing rental rates shall be applicable from and after the Term Commencement Date.

For purposes of this Lease, the total Annual Rental for the Office Space payable by Tenant under this Lease for the Initial Term is as follows:

                                                                       Annual                       Monthly
       Lease Period                   Amount per RSF                Total Rental                  Installment
       ------------                   --------------                ------------                  -----------
Months 1 to 24, inclusive                 $ 8.25                    $  761,838.00                 $ 63,486.50

Months 25 to 72, inclusive                $13.50                    $1,246,644.00                 $103,887.00

For purposes of this Lease, the total Annual Rental for the Data Center Space payable by Tenant under this Lease for the Initial Term is as follows:

 Lease Period                          Amount per RSF           Annual Data Center Rent        Monthly Installment
 ------------                          --------------           -----------------------        -------------------
Months 1 to 72                             $8.50                     $30,744.50                    $2,562.04

For purposes of this Lease, the total Annual Rental for the Storage Space payable by Tenant under this Lease for the Initial Term is as follows:

                                                                       Annual                       Monthly
        Lease Period                  Amount per RSF                Total Rental                  Installment
        ------------                  --------------                ------------                  -----------
Months 1 to 18, inclusive                  $5.25                     $ 98,301.00                   $8,191.75

Months 19 to 72, inclusive                 $5.75                     $107,663.00                   $8,971.92

         For purposes of this Lease, the total Annual Rental payable by Tenant for Office Space under this Lease during the Renewal Term shall be the Fair Market Value Rate for Comparable Buildings in the Tulsa area as determined as provided in Exhibit "E" hereto; provided, however, such Fair Market Value Rate shall not in any event exceed $15.00 per rentable square foot per year.

                                     C -- 1

         For purposes of this Lease, the total Annual Rental payable by Tenant during the Renewal Term for the (i) Data Center Space shall be $8.50 per RSF and
(ii) Storage Space shall be equal to the amounts specified in Section 7.04 of this Lease.

         Annual Rental is payable monthly in advance to Landlord and is in addition to Additional Rental.

                                     C -- 2

                                    EXHIBIT D

                               OPERATING EXPENSES

         "Operating Expenses" as used in Section 4.02 shall mean the costs and expenses specified below in Category A actually incurred by Landlord (without additional markup or a handling fee on such actual costs) for a given Operating Expense Year, to the extent properly allocable (in accordance with generally accepted accounting principles consistently applied "GAAP") to the operation, repair, maintenance and access control for the Building and Complex, exclusive of the Data Center Space and special systems for other tenants in the Building. It is agreed that any cost allocable to the items specified below in Category B shall be excluded from Operating Expenses. Any local real estate tax incentives or abatements which relate to any Operating Expense Year received by Landlord from local authorities as to real estate taxes includable in Operating Expenses shall be promptly passed through to Tenant to the extent of Tenant's Share.

         A.       Items Included in Operating Expense:

                  All costs and expenses incurred by Landlord in the operation, repair, maintenance and access control for the Building, Common Building Facilities (which includes, without limitation, the Building Parking Garage and the Additional Parking Area), exclusive of the Data Center Space, and special systems for other tenants in the Building, and the costs and expenses of the operation, repair, maintenance and access control for The Boulder Towers Complex of whatever kind or nature (but excluding those items specified in category B below) and including, without limitation, the following:

                  (1) real estate and improvement taxes and assessments, whether ordinary or extraordinary, anticipated or unanticipated, and all utility district charges, rents and assessments, assessed by any governmental or quasi-governmental body, whether federal, state, county or municipal and whether now existing or hereafter created, and the costs and expenses incurred in any contest of such taxes on application for reduction in same, and any assessments and dues of any private property owner's association for property including the Building, which are assessed, levied or charged against the Building, Common Building Facilities, land, and/or Additional Parking Area and those assessed, levied and/or charged against The Boulder Towers Complex or the rental and any changes and substitutions thereto resulting from a change in law;

                  (2) wages, salaries, taxes, insurance and benefits (collectively, "Personnel Costs") of all full time persons exclusively engaged in the operation, maintenance, repair, and/or access control for the Building and/or Common Building Facilities, Personnel Costs incurred in providing traffic control to the Building, Common Building Facilities, and/or Additional Parking Area incurred in the operation, maintenance, repair and access control for the Building and The Boulder Towers Complex. Personnel costs shall not include personnel above the grade of Building Manager and/or equally held positions;

                                     D -- 1

                  (3) the cost of materials and supplies used in the operation, repair and maintenance of the Building, Common Building Facilities and Additional Parking Area and such costs incurred with respect to The Boulder Towers;

                  (4) the cost of replacements for tools and equipment (the full cost of which is included in Operating Expenses at the time of purchase) used in the operation, repair, maintenance and access control for the Building and Common Building Facilities and Additional Parking Area, and the costs incurred with respect to The Boulder Towers Complex, it being agreed that such equipment shall not include major air conditioning equipment, boilers, elevators or any similar major items and provided that any sales proceeds or trade in credit for such equipment reduce Operating Expenses;

                  (5) amounts charged to Landlord by independent contractors for services (including full or part-time labor), materials, supplies, tools and equipment furnished in connection with the operation, repair, maintenance and access control for any part of the Building, Common Building Facilities and the Additional Parking Area and the heating, air conditioning, ventilating, plumbing, electrical and elevator systems of the Building, Building Facilities and the Additional Parking Area and the amounts charged by independent contractors for services of a similar nature with respect to The Boulder Towers Complex;

                  (6) amounts paid by Landlord, or charged to Landlord by independent contractors, for window cleaning and janitorial, rubbish removal and porter services;

                  (7)      water charges and sewer rents;

                  (8)      [Intentionally omitted]

                  (9) holiday and other decorations for the lobby and other public portions of the Building below the second floor, the exterior of the Building, the Common Building Facilities and the Additional Parking Area;

                  (10) the cost of telephone service, postage, office supplies, maintenance and repair and replacement of office equipment, telex, facsimile and photocopying charges, furniture costs, rent (not exceeding market rates) and similar charges directly related to operation of the Building managers office and which relate solely to the operation of the Complex (whether located on-site or off-site within the Building);

                  (11) the cost of licenses, permits and similar fees and charges related to the operation, repair and maintenance and access control of the Building (including the leased areas thereof), Common Building Facilities and the Additional Parking Area and the cost of the same with respect to The Boulder Towers Complex;

                  (12) premiums for property insurance, liability insurance, employer's liability insurance, workers compensation insurance (provided that only that portion of the premium attributable to the personnel described in A(2) is included as an Operating Expense), boiler and machinery insurance, rental abatement insurance required by Section 5.11 of the Lease and such other insurance as is customarily carried by prudent owners of Comparable Buildings, in amounts and with companies as Landlord reasonably determines, with respect to the Building,

                                     D -- 2

Common Building Facilities and the Additional Parking Area and The Boulder Towers Complex;

                  (13) fees for the management of the Building and Complex, not exceeding the greater of Three Percent (3%) of gross rentals of the Building, or the fees customarily charged for Comparable Buildings and excluding any leasing commissions or compensations;

                  (14) amortization of the cost of capital investment items which reduce operating costs or which are required by governmental authority under laws, rules or regulations. All such costs shall be amortized over the reasonable life of the capital investment items, with the reasonable life and amortization schedule being determined in accordance with general accepted accounting principles and in no event to extend beyond the reasonable life of the Building. In the case of installations for the purpose of reducing operating costs, Landlord shall provide a cost justification for its practicality; and

                  (15) charges (including applicable taxes) for water, sewage, electricity, gas, steam and all other utilities required in the operation, heating, air conditioning and ventilation of the Building (including tenanted areas thereon), the Common Building Facilities and the Additional Parking Area, and the same with respect to The Boulder Towers Complex.

                  Operating Expenses shall be "net" of any reimbursement, refund or credit received by Landlord (net of the reasonable costs and expenses of obtaining the same, if any) with respect to any item of cost that is included in Operating Expenses.

         B.       Items Excluded from Operating Expenses:

                  (1) the cost of any work or service performed for any specific tenant (including Tenant) at such tenant's cost (except pursuant to tenant pass-throughs);

                  (2) the cost of correcting material defects in the construction of the Building or in the Building equipment;

                  (3) except as otherwise includable under A(2) above, salaries of employees, officers and executives of Landlord,

                  (4) except with respect to the Common Building Facilities, The Boulder Towers Complex and the Additional Parking Area, the cost of any work or service performed for the exclusive benefit of any facility other than the Building;

                  (5) the cost of any items for which Landlord is reimbursed by insurance proceeds;

                  (6) the cost of any repairs, alterations, additions, changes, replacements, improvements and other items which under generally accepted accounting principles are properly classified as major capital expenditures or which are made in order to prepare for a new tenant's occupancy;

                                     D -- 3

                  (7) the cost of any capital repair in accordance with Articles Nine and Twelve of this Lease;

                  (8) interest on debt or amortization payments on any mortgage and rental under any ground lease or other underlying lease;

                  (9) any real estate brokerage commissions or other costs incurred in procuring tenants;

                  (10) charges (including applicable taxes) for extra electricity, steam and other utilities for which Landlord is entitled to direct reimbursement from any tenant;

                  (11) except as provided in Category A above, any costs of painting or decorating of Landlord's space in the Building (except for the management office) or any occupied part of the Building;

                  (12) any expenses for repairs or maintenance if and to the extent reimbursed pursuant to warranties and service contracts in existence on the Term Commencement Date.

                  (13) the cost of changes in the Building that are required by laws, rules or regulations due to acts or failure to act by Landlord, including without limitation alterations required in connection with the grant of any permit or approval to Landlord.

                  (14) depreciation of the Building and the Boulder Towers Complex.

                  (15) remediation and clean up costs of hazardous materials pursuant to Section 7.02 of the Lease.

                  (16) the cost for bringing the Building into compliance with Applicable Laws in effect as of the Term Commencement Date.

                  (17)     the cost of vehicles.


                                     D -- 4